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                                                                   Exhibit 10.14

                              DEVELOPMENT AGREEMENT


            THIS AGREEMENT (herein "Agreement"), made and entered effective on this __________________________, 1996, by and between WEST COAST FRANCHISING COMPANY, a Delaware corporation, with its principal offices at 9990 Global Road, Philadelphia, Pennsylvania 19115 (herein "FRANCHISOR") and HB ASSOCIATES, L.L.C, with a principal business office at 76 Lafayette Street, Salem, Massachusetts 01970 (herein "DEVELOPER").

                                   BACKGROUND

            FRANCHISOR, its predecessors and its affiliates have expended considerable time, skill, effort and money to originate and develop a unique and proprietary plan, design, method and system (herein the "WEST COAST SYSTEM") for offering to the public from distinctive retail facilities the rental and sale of a wide range of video products, including from time to time, by way of illustration and not limitation, prerecorded and blank videocassette tapes, video software products, video, electronic and computer games, laser discs and related technologically advanced products (herein collectively "Video Products"). These Video Products are offered to the public in conjunction with related or complementary accessories, products, supplies and services (herein collectively "Accessories") and promotional materials, products and supplies bearing FRANCHISOR's proprietary marks (herein collectively "Proprietary Supplies"). The distinguishing characteristics of the WEST COAST SYSTEM include, by way of illustration and not limitation, standards and specifications for Video Products, Accessories and Proprietary Supplies, inventory and equipment layout, distinctive design and decor, proprietary software, distinctive formats and operating procedures, record keeping and reporting, promotion and advertising, management training, proprietary marks and proprietary information, all of which may be changed, improved and further developed by FRANCHISOR from time to time.

            FRANCHISOR identifies the WEST COAST SYSTEM by means of certain proprietary trademarks, service marks, trade names, logos, photographs and other indicia of origin including, but not limited to, the service mark "WEST COAST VIDEO(R)", and such other indicia of origin as FRANCHISOR may from time to time designate (herein collectively "Proprietary Marks"). These Proprietary Marks are designed to identify to the public the source of goods and services offered by the WEST COAST SYSTEM and to represent to the public high and uniform standards of quality, service and appearance.

            FRANCHISOR grants to certain qualified persons or entities who meet FRANCHISOR's qualifications, the right to establish and operate a specified number of retail facilities using the WEST COAST SYSTEM and the Proprietary Marks (herein "FRANCHISED STORES") with a defined geographic area, subject to and in accordance with the terms and provisions of this Agreement.

            NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and promises herein contained and for other good and valuable
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consideration, acknowledged by each of them to be satisfactory and adequate, and each of said parties intending to be legally bound hereby, agree as follows:

            1. DEVELOPMENT RIGHTS.

                  1.1 Grant of Development Rights. FRANCHISOR hereby grants to DEVELOPER and DEVELOPER hereby accepts, the right to establish and operate twenty (20) FRANCHISED STORES using the WEST COAST SYSTEM, as it may be changed, improved, modified or further developed from time to time, upon the terms and subject to the provisions of this Agreement. The location of each FRANCHISED STORE (herein "Location") shall be approved in advance by FRANCHISOR as provided in Section 4.1 of this Agreement. Each Franchised Store shall be established and operated pursuant to FRANCHISOR's Franchise Agreement (herein the "Franchise Agreement") attached hereto as Exhibit A and incorporated herein by reference and the addendum with respect to each FRANCHISED STORE (herein the "Addendum"), as provided in Section 4.2 hereof. This Agreement does not grant to DEVELOPER any right to use in any manner FRANCHISOR's Proprietary Marks or System. DEVELOPER shall have no right under this Agreement to license others to use in any manner the Proprietary Marks or WEST COAST SYSTEM.

                  1.2 Development Area. DEVELOPER shall establish and operate its FRANCHISED STORES solely in the geographic area set forth on Exhibit B attached hereto and incorporated herein by reference (the "Development Area"). DEVELOPER acknowledges and agrees that DEVELOPER is not granted any rights to develop or operate FRANCHISED STORES outside of the Development Area.

                  1.3 Development Schedule. Recognizing that TIME IS OF THE ESSENCE, DEVELOPER hereby acknowledges and agrees that DEVELOPER's rights in and to the Development Area and the grant of development rights set forth in this Agreement are expressly conditioned upon the establishment and continuous operation of a minimum number of FRANCHISED STORES within the Development Area as set forth on Exhibit C attached hereto and incorporated herein by reference (the "Development Schedule").

            In the event that DEVELOPER fails to meet the specified goals set forth on Exhibit C attached hereto, in any stated period, all of DEVELOPER's rights in and to territorial protection in the Development Area permanently cease and FRANCHISOR may, in its sole discretion, grant other DEVELOPER rights within the Development Area, otherwise franchise within the Development Area; or establish and generate (by itself or through affiliates) company-owned video retail facilities within the Development Area; provided however, in the event this Agreement is terminated for breach of Section 1.3 hereof, DEVELOPER shall continue to operate the then-established FRANCHISED STORES in accordance with the Franchise Agreement and all Addenda thereto, as provided in Section 4.2 hereof, then existing between FRANCHISOR and DEVELOPER.


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                  1.4 Territorial Rights. Except as otherwise provided in this
Section 1, and provided that DEVELOPER is in full compliance with this Agreement and the Franchise Agreement including all Addenda thereto, FRANCHISOR shall not, during the "Term" of this Agreement (as defined in Section 2 hereof), operate itself or grant others the right to operate FRANCHISED STORES within the Development Area.

                  1.5 Best Efforts. DEVELOPER agrees that during the term of this Agreement, it will continuously exert its best efforts to develop and establish FRANCHISED STORES within the Development Area.

                  1.6 Retail Sale and Rental Restrictions. DEVELOPER is restricted solely to the retail sale or rental of all WEST COAST SYSTEM Video Products, Accessories and Proprietary Supplies at the FRANCHISED STORES. Without FRANCHISOR's prior written consent, to be exercised in FRANCHISOR's sole discretion, DEVELOPER is expressly prohibited from engaging in the wholesale business or distribution of any such product sold or rented at the FRANCHISED STORES including Video Products, Accessories and Proprietary Supplies. Further, the rights herein granted to DEVELOPER are specifically limited to the FRANCHISED STORES within the Development Area and DEVELOPER agrees that it will not use any aspect of the WEST COAST SYSTEM, including the Proprietary Marks, at any other facility or location, either within or outside of the Development Area. DEVELOPER shall not solicit, promote or advertise for business outside of its Development Area through the use of any toll free number, the internet or any site thereon, direct mail or other advertising method.

                  1.7 Rights Reserved by FRANCHISOR. Except as set forth in
Section 1.4 hereof, DEVELOPER understands and expressly acknowledges and agrees that, both within and outside of the Development Area, FRANCHISOR (and its affiliates) reserve at its or their sole option the rights to offer, sell, rent and distribute all Video Products, Accessories and Proprietary Supplies which comprise, or may in the future comprise, a part of the WEST COAST SYSTEM and all other products and services regardless of whether such products or services are authorized for sale as part of the WEST COAST SYSTEM, under the Proprietary Marks licensed hereunder, or otherwise. The rights expressly retained by FRANCHISOR include, without limitation, (i) the right to operate itself or grant others the right to operate retail facilities offering Video Products, Accessories and Proprietary Supplies to the public anywhere outside the Development Area regardless of its proximity to the FRANCHISED STORES and on such terms and conditions as FRANCHISOR, in its sole discretion, deems appropriate; (ii) the right, and the right to grant others the right, to develop, manufacture, market, distribute and/or sell Video Products, Accessories, and Proprietary Supplies, through any channel of distribution including mail order catalogs, computerized (such as the internet), telephone or other electronic ordering systems capable of accepting orders placed from within or outside the Development Area; and (iii) the right, subject to Section 1.8 hereof, to acquire and operate a business owning and/or operating a retail facility within the Development Area offering for sale or rental Video Products and Accessories (herein the "Acquired Video Store").


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                  1.8 Acquired Video Stores. During the term hereof, in the
event that FRANCHISOR purchases an Acquired Video Store in the Development Area, FRANCHISOR shall, except as otherwise prohibited by law or contract, offer to sell the Acquired Video Store to DEVELOPER for the price paid (or as reasonably allocated in the case of a multi-store purchase) by FRANCHISOR for such Acquired Video Store. DEVELOPER must own and operate the Acquired Video Store as a FRANCHISED STORE in accordance with FRANCHISOR's then-current Franchise Agreement. DEVELOPER shall have a period of thirty (30) days from the date of receipt of written notice from the FRANCHISOR to accept or reject this offer. In the event DEVELOPER rejects or fails to timely accept such offer, FRANCHISOR (or its affiliates) shall have the right to own and operate the Acquired Video Store in the Development Area and DEVELOPER shall have no rights or claims whatsoever to the Acquired Video Store; provided, however, that for a period of one (1) year following acquisition of the Acquired Video Store, FRANCHISOR shall not utilize the WEST COAST VIDEO(R) service mark as the trade name of the Acquired Video Store.

                  1.9 Principal Owners Guaranty. An "Owner" for purposes of this Agreement is defined as each person or entity holding direct or indirect, legal or beneficial Ownership Interests in DEVELOPER, and each person who has other direct or indirect property rights in DEVELOPER or this Agreement. "Ownership Interests" for purposes of this Agreement is defined to mean in relation to (i) a corporation, the legal or beneficial ownership of shares in the corporation;
(ii) a partnership, the legal or beneficial ownership of a general or limited partnership interest; (iii) a limited liability company, the legal or beneficial ownership of units or membership interests in the limited liability company; or
(iv) a trust, the ownership of a beneficial interest of such trust. A "Principal Owner" for purposes of this Agreement is an owner which

                              1.9.1  is a general partner in DEVELOPER; or

                              1.9.2  has a direct or indirect equity interest
in DEVELOPER of five percent (5%) or more (regardless of whether such owner is entitled to vote therein); or

                              1.9.3  is designated as a Principal Owner in
Exhibit D of this Agreement.

All Principal Owners of DEVELOPER shall be disclosed on Exhibit D to this Agreement. DEVELOPER shall cause all Principal Owners and their spouses as of the date of this Agreement to execute and deliver to FRANCHISOR concurrently with the execution of this Agreement the form of Guaranty and Assumption of DEVELOPER's Obligations attached hereto as Exhibit E and incorporated herein by reference (the "Guaranty"). All persons or entities that become Principal Owners following the date of this Agreement and their spouses shall promptly execute and deliver to FRANCHISOR, the Guaranty.

            2.    TERM.


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                  Unless sooner terminated in accordance with the terms and
provisions of this Agreement, the term of this Agreement and all rights granted hereunder shall expire on the earlier of: (1) the last date specified in the Development Schedule; or (2) the date when DEVELOPER has open and in operation all of the FRANCHISED STORES required by the Development Schedule set forth at Exhibit C. Thereafter, FRANCHISOR shall be entitled to establish and operate, and license others to establish and operate FRANCHISED STORES or FRANCHISOR (or its affiliates) owned retail video facilities whether or not using the WEST COAST SYSTEM in the Development Area, except as may otherwise be provided under the Franchise Agreement and all Addenda thereto, which have been executed between the FRANCHISOR and DEVELOPER.

            3. DEVELOPMENT FEE.

                  In consideration of the development rights granted herein, DEVELOPER shall pay to FRANCHISOR, upon execution of this Agreement, a development fee of One Hundred Thousand Dollars ($100,000.00) (herein the "Development Fee"), receipt of which is hereby acknowledged by FRANCHISOR. The Development Fee is hereby deemed fully earned and non-refundable upon execution of this Agreement in consideration of the administrative and other expenses incurred by the FRANCHISOR and for the development opportunities lost or deferred as a result of the rights granted DEVELOPER herein.

            4. DUTIES OF DEVELOPER.

                  4.1  Site Selection and Leases.

                        4.1.1 Site Selection. DEVELOPER shall comply with FRANCHISOR's then-current specifications regarding site selection for each of the Locations of the FRANCHISED STORES. DEVELOPER hereby acknowledges and agrees that FRANCHISOR's approval of each of the Locations does not constitute an assurance, representation or warranty of any kind, expressed or implied, as to the suitability of the Locations for FRANCHISED STORES or for any other purpose. FRANCHISOR's approval of Locations indicates only that FRANCHISOR believes a Location complies with acceptable minimum criteria established by FRANCHISOR solely for its purposes as of the time of evaluation. DEVELOPER and FRANCHISOR acknowledge that application of criteria that have been effective with respect to other locations may not be predictive of potential for the FRANCHISED STORES; and that, subsequent to FRANCHISOR's approval of a Location, demographic and/or economic factors, such as competition from other similar businesses, included in or excluded from FRANCHISOR's criteria could change, thereby altering the potential of a Location. Such factors are unpredictable and are beyond FRANCHISOR's control. FRANCHISOR shall not be responsible for the failure of a Location to meet DEVELOPER's expectations as to revenue or operational performance. DEVELOPER further acknowledges and agrees that its acceptance of a particular site for the operation of a FRANCHISED STORE at a Location is based on its own independent investigation of the suitability of the Location. FRANCHISOR will approve or disapprove sites by delivery of written notice to DEVELOPER.


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FRANCHISOR agrees to exert its reasonable best efforts to deliver such notification to DEVELOPER within thirty (30) days following receipt by FRANCHISOR of complete information with respect to a particular site, as required by FRANCHISOR.

                        4.1.2 Leases. Any and all leases, subleases or other agreements entered into by DEVELOPER to secure the Locations of FRANCHISED STORES must, at a minimum, meet with FRANCHISOR's prior written approval and any such lease or purchase document must be conditional upon such approval, which approval shall not be unreasonably withheld by FRANCHISOR. The following provisions shall be in DEVELOPER's lease or purchase agreement with respect to each FRANCHISED STORE:

                                    4.1.2.1  A minimum lease term of five (5)
years, with a minimum renewal term, at lessee's option of an additional five (5) years.

                                    4.1.2.2  In the event of the unauthorized
transfer, expiration or termination of the Franchise Agreement and Addendum thereto with respect to a FRANCHISED STORE, for any reason, FRANCHISOR shall have the option for thirty (30) days to assume the obligations under said lease, and at any time thereafter to reassign the lease to another franchisee (which lessor, sublessor or renter shall reasonably approve);

                                    4.1.2.3  The lessor, sublessor or renter
will furnish to FRANCHISOR written notice specifying any default and the method of curing any such default (except that if default is in the nature of nonpayment of rent, FRANCHISOR shall have but thirty (30) days from receipt of such notice to cure said default) and succeed to DEVELOPER's interest in such lease;

                                    4.1.2.4  The lessor, sublessor or renter
will accept FRANCHISOR or its designee (which lessor, sublessor or renter shall reasonably approve) as a substitute tenant under the terms and provisions of the lease upon notice from FRANCHISOR that it is exercising its right to succeed to the interest of DEVELOPER in such lease;

                                    4.1.2.5  Any lease entered into by
DEVELOPER shall provide that it may not be modified or amended without FRANCHISOR's prior written consent which shall not be unreasonably withheld, and that FRANCHISOR shall be promptly provided with copies of all such proposed modifications or amendments and, when executed, true and correct copies of such executed modifications or amendments; and

                                    4.1.2.6  All of the foregoing constitute
rights but not obligations on the part of FRANCHISOR to assume the rights and responsibilities of DEVELOPER under any lease, sublease or other rental arrangement.

                  4.2 Execution of Addendum to Franchise Agreement. Upon approval of a site by FRANCHISOR for the Location of a FRANCHISED STORE, FRANCHISOR shall send to DEVELOPER


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the Addendum to Franchise Agreement in the form of Exhibit F, attached hereto and incorporated herein by reference, any supporting agreements in form for execution by DEVELOPER and a copy of the FRANCHISOR's then-current Offering Circular. The Addendum to Franchise Agreement shall provide that all of the terms and provisions of the Franchise Agreement attached as Exhibit A to this Agreement govern the relationship of FRANCHISOR and DEVELOPER with respect to the FRANCHISED STORE. DEVELOPER shall execute and return to FRANCHISOR, within twenty (20) days following FRANCHISOR's delivery thereof, a fully executed Addendum to Franchise Agreement, any supporting agreements, together with a fully executed receipt for the Offering Circular and the fees required to be paid upon execution of the Addendum to Franchise Agreement. In no event may a FRANCHISED STORE be opened for business prior to FRANCHISOR's receipt of the fully executed Addendum to Franchise Agreement, all supporting agreements, the Offering Circular receipt and all required payments.

                  4.3 Store Design Specifications. FRANCHISOR shall furnish to DEVELOPER specifications of FRANCHISOR's then-current requirements for construction, design, decoration and layout for FRANCHISED STORES (herein the "Store Design Specifications"). DEVELOPER acknowledges and agrees that the Store Design Specifications are an integral part of the WEST COAST SYSTEM and form a part of the trade dress of the WEST COAST SYSTEM and that, therefore, the FRANCHISED STORES will be developed, constructed and designed in accordance with the then-current Store Design Specifications. With respect to each of the FRANCHISED STORES, DEVELOPER shall (i) submit to FRANCHISOR detailed construction plans and specifications and space plans for each of the FRANCHISED STORES that comply with the Store Design Specifications and all applicable ordinances, building codes, permit requirements, and lease requirements and restrictions; (ii) obtain all required zoning changes, planning consents, building, utility, sign, health, sanitation and business permits, licenses and approvals and any other required permits and licenses; (iii) construct all required improvements in compliance with construction plans and specifications approved by FRANCHISOR; and (iv) decorate and layout the FRANCHISED STORES in compliance with Store Design Specifications and plans and specifications approved by FRANCHISOR. DEVELOPER shall at its own expense obtain and be responsible for qualified architectural and engineering services as may be required to adapt FRANCHISOR's Store Design Specifications to the FRANCHISED STORES and to applicable local or state laws, regulations or ordinances. DEVELOPER shall also bear the cost of preparing, for FRANCHISOR's approval, any plans containing material deviations or modifications from the Store Design Specifications. In that event, DEVELOPER shall be charged an hourly architectural fee for FRANCHISOR's designated architect to review such plans.

                  4.4 Opening Inventory. In connection with the opening of each of the FRANCHISED STORES, DEVELOPER shall purchase an opening inventory of Video Products, Accessories and Proprietary Supplies only from approved suppliers and in accordance with FRANCHISOR's inventory specifications (herein the "Opening Inventory") for the FRANCHISED STORES.

                  4.5  Training.


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                        4.5.1  Prior to opening of the first FRANCHISED
STORE, DEVELOPER and DEVELOPER's manager shall attend and complete to FRANCHISOR's satisfaction an initial training program conducted by FRANCHISOR. In the event that DEVELOPER designates itself as a manager, then DEVELOPER shall also designate one other employee as an assistant manager who shall also attend and complete to FRANCHISOR's satisfaction the initial training program. Thereafter, with respect to each FRANCHISED STORE, DEVELOPER must designate a manager who shall attend and complete to FRANCHISOR's satisfaction an initial training program conducted by FRANCHISOR;

                        4.5.2 DEVELOPER shall be solely responsible for all costs and expenses incurred on its own behalf and by its employees in connection with the training programs;

                        4.5.3 At FRANCHISOR's request, any person employed by DEVELOPER as a manager or assistant manager subsequent to the opening of each of the FRANCHISED STORES shall be required to attend FRANCHISOR's initial training program. DEVELOPER shall pay to FRANCHISOR a training fee at the then-current rate imposed by FRANCHISOR for the initial training of such managers or assistant manager subsequently employed by DEVELOPER. Such training fee shall be in addition to any other training costs to be borne by DEVELOPER as provided herein;

                        4.5.4 DEVELOPER shall employ sufficient qualified personnel to operate the FRANCHISED STORES. All employees shall wear the then-current WEST COAST uniform, as designated by FRANCHISOR. DEVELOPER agrees to maintain, and assure that all of its employees maintain, the highest quality standards of professionalism and integrity in the operation of the FRANCHISED STORES. DEVELOPER agrees to screen carefully all of its employees prior to employment and to employ only those who have sufficient work experience or training and who meet such other requirements as may be reasonably prescribed by FRANCHISOR; and

                        4.5.5 DEVELOPER and other employees reasonably designated by FRANCHISOR shall attend such courses, seminars and other training and re-training or refresher programs as FRANCHISOR may from time to time reasonably require and DEVELOPER and its other employees shall meet all reasonable performance standards in connection with such programs as established from time to time by FRANCHISOR.

                  4.6 Operations Manual. At the commencement of the initial training program as set forth in Section 4.5 hereof, FRANCHISOR shall provide on loan to DEVELOPER one copy of its proprietary operations manual (herein the "Operations Manual") for each of the FRANCHISED STORES. DEVELOPER shall operate the FRANCHISED STORE in conformity with the standards, specifications, techniques and procedures as FRANCHISOR may from time to time reasonably prescribe in the Operations Manual, or as otherwise directed in writing by FRANCHISOR to DEVELOPER. The Operations Manual shall at all times


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remain FRANCHISOR's property. FRANCHISOR may, from time to time, revise the content of said Operations Manual and DEVELOPER expressly agrees to comply with each changed requirement after notice thereof from FRANCHISOR.

                  4.7  Operations of the FRANCHISED STORES.

                        4.7.1 Compliance with Applicable Laws. DEVELOPER shall obtain all required government licenses and permits for the establishment and operation of the FRANCHISED STORES and maintain such licenses and permits in full force and effect throughout the term of this Agreement. DEVELOPER shall operate the FRANCHISED STORES in compliance with all applicable local, state and federal statutes, rules, ordinances and regulations and shall take prompt and immediate action to correct any violation set forth in any notice issued by any governmental or municipal authority, with respect to the establishment and/or operation of the FRANCHISED STORES.

                        4.7.2 Video Products, Accessories and Proprietary Supplies. DEVELOPER shall offer for retail sale or rental at all times only such Video Products, Accessories and Proprietary Supplies as conform with FRANCHISOR's standards and specifications, and not deviate by offering non-conforming products of any kind at the FRANCHISED STORES without FRANCHISOR's prior written consent.

                  4.8 Approved Suppliers. DEVELOPER shall purchase or lease all products, supplies, services and equipment required for the operation of the FRANCHISED STORES (including Video Products, Accessories and Proprietary Supplies) solely from suppliers who demonstrate to the continuing reasonable satisfaction of FRANCHISOR, the ability to meet FRANCHISOR's reasonable standards and specifications; who possess adequate quality controls and capacity to supply DEVELOPER's needs promptly and reliably; and who have been approved in writing by FRANCHISOR and not thereafter disapproved. FRANCHISOR shall furnish to DEVELOPER a list of approved suppliers. If DEVELOPER desires to purchase or lease any unapproved product, supplies, service or equipment or purchase or lease any approved product, supplies, service or equipment from an unapproved supplier, DEVELOPER shall notify FRANCHISOR in writing and request approval. FRANCHISOR shall have the right to require that its representatives be permitted to inspect the proposed supplier's facilities and test or evaluate the proposed supplier's product, supplies, service or equipment. FRANCHISOR shall have the right to request that samples be delivered to it or to an independent testing facility chosen by FRANCHISOR. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by DEVELOPER or the supplier. FRANCHISOR will, within thirty (30) days of its receipt of a completed request and completion of the evaluation and testing, notify DEVELOPER in writing of its approval or disapproval of the supplier and/or the proposed product, supplies, service or equipment. FRANCHISOR reserves the right, at its option, to reinspect the facilities of any such approved supplier and to re-test or re-evaluate any previously approved products, supplies, service or equipment and to revoke its approval


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upon the supplier's failure to continue to meet any of FRANCHISOR's then-existing supplier, product, equipment or service criteria, or as otherwise reasonably determined by FRANCHISOR.

                  4.9   Insurance.

                        DEVELOPER agrees to secure, prior to the opening of each of the FRANCHISED STORE and to maintain in full force and effect during the term of this Agreement, at DEVELOPER's expense, insurance policies protecting DEVELOPER, FRANCHISOR as an additional insured, and their respective officers, directors, shareholders and employees, against any loss, liability, personal injury, death, property damage or expense whatsoever arising or occurring in connection with this Agreement and the operations of each of the FRANCHISED STORES, as well as such other insurance as FRANCHISOR may reasonably require.

            5. FEES.

                  5.1 Initial Franchise Fees. DEVELOPER shall pay to FRANCHISOR an Initial Franchise Fee of One Thousand ($ 1,000.00) Dollars, for each of the FRANCHISED STORES granted pursuant to this Agreement, payable upon execution of each Addendum to Franchise Agreement, as set forth in Section 4.2 hereof.

                  5.2 Continuing Royalty Fees. DEVELOPER shall pay to FRANCHISOR continuing monthly royalty fees, continuing monthly national marketing fund payments and such other payments for each of the FRANCHISED STORES in accordance with FRANCHISOR's payment requirements as set forth in the Franchise Agreement.

            6. PROPRIETARY MARKS.

                  6.1 DEVELOPER shall use only the Proprietary Marks designated by FRANCHISOR and shall use them only in the manner authorized and permitted pursuant to the Franchise Agreement and by FRANCHISOR.

                  6.2 DEVELOPER shall use the Proprietary Marks only in conjunction with the operation of the FRANCHISED STORES and in accordance with the Operations Manual.

                  6.3 DEVELOPER's right to use the Proprietary Marks is limited to such uses as are authorized under the Franchise Agreement, and any unauthorized use thereof shall constitute an infringement of FRANCHISOR's rights.

                  6.4 DEVELOPER shall not make use of the Proprietary Marks, including the mark, WEST COAST or any part thereof, in its corporate name or in any other business or legal entity.


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                  6.5 In the event that litigation by a third party involving the Proprietary Marks is instituted or threatened against DEVELOPER, DEVELOPER shall promptly notify FRANCHISOR and shall cooperate fully in defending or settling such litigation. In the event FRANCHISOR undertakes the defense or prosecution of any litigation pertaining to the Proprietary Marks, DEVELOPER agrees to execute any and all documents and do such acts and things as may, in the opinion of FRANCHISOR's counsel, be necessary or appropriate in the litigation. FRANCHISOR shall have the sole right and discretion to take such action as it deems appropriate. Provided DEVELOPER is in compliance with this Agreement, FRANCHISOR will defend DEVELOPER, at FRANCHISOR's expense, against any third party claim, suit or demand involving the Proprietary Marks and arising out of DEVELOPER's authorized use thereof.

                  6.6 DEVELOPER expressly acknowledges and agrees that:

                        6.6.1 FRANCHISOR has the sole and exclusive rights and interest in and to the Proprietary Marks and the goodwill associated thereto.

                        6.6.2 DEVELOPER will not, directly or indirectly, contest the validity or the ownership of the Proprietary Marks.

                        6.6.3 DEVELOPER acquires no right, title or interest in the Proprietary Marks, except for the non-exclusive license to use the Proprietary Marks pursuant to the Franchise Agreement and all Addenda thereto.

                        6.6.4 Any and all goodwill arising from DEVELOPER's use of the Proprietary Marks pursuant to the Franchise Agreement and all Addenda thereto shall inure solely and exclusively to the benefit of FRANCHISOR. Upon expiration or termination of this Agreement, no monetary amount shall be assigned, for any reason and for any purpose whatsoever, to any goodwill in connection with DEVELOPER's use of the Proprietary Marks pursuant to the Franchise Agreement.

            7. CONFIDENTIAL OPERATIONS MANUAL, CONFIDENTIAL INFORMATION AND
               NON-DISCLOSURE.

                  7.1  Confidential Manuals.

                        7.1.1  DEVELOPER shall at all times treat the
Operations Manual and other manuals created for or approved for use in the establishment and operation of the FRANCHISED STORES, and the information contained therein as confidential, and shall use all reasonable efforts to maintain such information as secret and confidential (herein collectively the "Confidential Manuals"). DEVELOPER shall not, at any time, without FRANCHISOR's prior written consent, copy, duplicate, record or otherwise reproduce the Confidential Manuals, in whole or in part, nor otherwise make the same available to any unauthorized person.

                        7.1.2 DEVELOPER shall conduct the operation of the FRANCHISED STORE in accordance with FRANCHISOR's methods and procedures as prescribed from time to time in the Confidential Manuals and in all supplemental bulletins and notices, which shall be deemed a part thereof.

                        7.1.3 The Confidential Manuals may be modified from time to time to reflect changes in the image, decor, design, format, appearance, methods, standards and specifications and operating procedures approved or required for FRANCHISED STORES, and all such modifications shall be binding upon DEVELOPER upon being mailed or otherwise delivered to it, as if originally set forth therein; provided, however, that such modifications shall not impose any obligations that are materially more onerous or costly than those imposed by the Franchise Agreement.

                        7.1.4  DEVELOPER will maintain the Confidential
Manuals strictly confidential and will not at any time copy any part of the Confidential Manuals, disclose any information contained in the Confidential Manuals to others (except to the extent such information is otherwise lawfully publicly known or available) or permit others access to the Confidential Manuals, except as may be required to DEVELOPER's employees, provided that such employees have signed FRANCHISOR's form of non-disclosure and non-competition agreement, as set forth in an exhibit to the Franchise Agreement.

                        7.1.5 The Confidential Manuals shall at all times remain FRANCHISOR's exclusive property and shall be returned to FRANCHISOR promptly upon termination or expiration of this Agreement for any reason whatsoever. DEVELOPER understands and agrees that it is of substantial value and importance to FRANCHISOR and other franchisees, as well as to the DEVELOPER, that the WEST COAST SYSTEM developed by FRANCHISOR establish and maintain a common identity. DEVELOPER agrees and acknowledges that compliance with the WEST COAST SYSTEM and the Confidential Manuals are essential to preserve, maintain and enhance the reputation, trade demand and goodwill built up by the WEST COAST SYSTEM, and the Proprietary Marks used in connection therewith; and that failure of DEVELOPER to operate the FRANCHISED STORES in accordance with the WEST COAST SYSTEM and the Confidential Manuals will cause irreparable damage to FRANCHISOR and its other franchisees, as well as to DEVELOPER.

                  7.2  Confidential Information.

                        DEVELOPER, for itself and all of its agents and employees, shall not, during the term of this Agreement or at any time thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association or corporation, any confidential information, knowledge, or know-how concerning the methods of operation of the WEST COAST SYSTEM which may be communicated to DEVELOPER, or of which DEVELOPER may be apprised, pursuant to the terms of this Agreement or the Franchise Agreement. DEVELOPER shall divulge such confidential information only to such of its employees as must have access to it in order to operate the FRANCHISED STORES.

                  7.3.  Nondisclosure.

                        DEVELOPER shall not, at any time, either during or after the term of this Agreement, copy or duplicate, or permit the copying or duplication, nor publish, disclose or in any manner reveal, or permit the publication, disclosure or revelation in any manner, to any person or entity, except employees of DEVELOPER any portion of the Confidential Manuals, supplements, addenda or amendments thereto, or any other information or material supplied by FRANCHISOR to DEVELOPER and designated as confidential information. DEVELOPER hereby recognizes and agrees that these materials and information are proprietary trade secrets of FRANCHISOR and will be disclosed to DEVELOPER in strict confidence solely for use in the development and operation of the FRANCHISED STORES during the term of this Agreement and on the condition that DEVELOPER will not use these trade secrets in any other business or capacity. DEVELOPER acknowledges and agrees that it will not acquire any interest in the trade secrets, other than the right to utilize them in the operation of the FRANCHISED STORES during the term hereof and that DEVELOPER will maintain the confidentiality of these trade secrets during and after the term of this Agreement.

                  7.4  Confidentiality Agreements.

                        All persons affiliated with DEVELOPER, including Owners, Principal Owners, directors, officers, partners, shareholders and managers, and other key employees who have access to the Confidential Manuals, shall execute the Confidentiality and Restrictive Covenant Agreement set forth as Exhibit "G" hereto and incorporated herein by reference.

            8. RECORD KEEPING, MODEM REPORTING AND REPORTING

                  8.1 Record Keeping. During the term of this Agreement, DEVELOPER shall maintain and preserve, for at least six (6) years from the date of their preparation, full, complete and accurate books, records and accounts with respect to DEVELOPER. DEVELOPER shall establish and maintain in accordance with good business practices, complete books of account and records from which Gross Revenues of the FRANCHISED STORES may be determined as of the close of business of each month during the term of this Agreement. DEVELOPER shall send FRANCHISOR monthly, along with its payment of the Royalty Fees, a written report showing the Gross Revenues of the FRANCHISED STORES during the preceding month and such other information as requested by FRANCHISOR on a report form prescribed by FRANCHISOR. Such report shall include such forms, reports, records, software information and other data as FRANCHISOR may reasonably require.

                  8.2 FRANCHISOR Access by Modem. FRANCHISOR shall have the right, at all times, to access its proprietary software through a modem, or otherwise for purposes of ensuring DEVELOPER's compliance with this Agreement and for reporting of information required to be submitted to FRANCHISOR with respect to each of the FRANCHISED STORES.

                  8.3 Annual Reports. DEVELOPER shall submit to FRANCHISOR annually, within ninety (90) days after the end of each fiscal year of DEVELOPER, financial statements covering the previous twelve (12) month's operation of DEVELOPER and each of the FRANCHISED STORES certified as true and correct by an executive officer of DEVELOPER, prepared on a review basis by a certified public accountant reasonably acceptable to FRANCHISOR in accordance with generally accepted accounting principles, applied on a consistent basis and in accordance with customary industry practices and in sufficient detail to provide accurate and complete information covering each of the FRANCHISED STORES, during such fiscal year. In addition, such information shall be on both a combined basis and on a per FRANCHISED STORE basis in a format determined by FRANCHISOR.

                  8.4 Inspection of Records. FRANCHISOR or its designated agents shall have the right at all reasonable times and on reasonable notice to examine, at its expense, the books, records, and tax returns of DEVELOPER with respect to each of the FRANCHISED STORES including all documents in the care, custody, possession or control of DEVELOPER in connection with the operations of each of the FRANCHISED STORES. FRANCHISOR shall also have the right, at any time, and at its own expense, to have an audit made of the books of DEVELOPER. If FRANCHISOR's accountants indicate that there has been an understatement of Gross Revenues in any given period with respect to any of the FRANCHISED STORES, then DEVELOPER shall immediately pay to FRANCHISOR the amount understated in addition to interest from the date such amount was due until paid at a rate equal to eighteen (18%) percent per annum, or, if less, at the maximum rate permitted by law. If any understatement of Gross Revenues is in the amount of three (3%) percent or more, or if FRANCHISOR's audit reveals any material or willful violation of this Agreement, the Franchise Agreement, or any Addenda thereto, DEVELOPER shall, in addition, reimburse FRANCHISOR for any and all costs and expenses connected with the inspection (including, without limitation, travel expenses, compensation to FRANCHISOR's representatives and reasonable accounting fees). The foregoing remedies shall be in addition to any other remedies FRANCHISOR may have, including the right to terminate this Agreement, of the Franchise Agreement and Addenda thereto.

            9. CONDITIONS OF TRANSFER OF INTEREST.

                  9.1 Transfer by DEVELOPER.

                        Developer understands and acknowledges that the rights and duties set forth in this Agreement are unique to DEVELOPER, and are granted in reliance upon the business skill, financial capacity and personal character of DEVELOPER and each of its Principal Owners. Therefore, neither DEVELOPER nor any immediate or remote successor to any part of DEVELOPER'S interest in this Agreement, nor any individual, partnership, corporation or other legal entity which directly or indirectly controls DEVELOPER, shall sell, assign, transfer, convey, sublease, pledge, mortgage or otherwise encumber the following without the prior written consent of FRANCHISOR:

                        9.1.1  any right or interest created by this
Agreement, the Franchise Agreement or any Addenda thereto;

                        9.1.2 any of the FRANCHISED STORES, including any portion of the assets therein;

                        9.1.3  any of the ownership interests in DEVELOPER; or

                        9.1.4  this Agreement.

                  9.2 Requirements of Transfer. FRANCHISOR shall not unreasonably withhold its consent to a transfer of any ownership interests in DEVELOPER provided that DEVELOPER shall have been in full compliance with this Agreement, the Franchise Agreement and Addenda thereto, and that all of the following conditions are met prior to the time of the proposed transfer:

                        9.2.1  All of DEVELOPER's accrued monetary
obligations to FRANCHISOR, shall have been satisfied including all such obligations arising under the Franchise Agreement and Addenda thereto;

                        9.2.2 The transferor shall have first offered to sell such interest to FRANCHISOR pursuant to Section 9.4 hereof.

                        9.2.3 The transferor's right to receive compensation will be subordinated and secondary to obligations owed to FRANCHISOR or other outstanding obligations due to FRANCHISOR from the transferor, or DEVELOPER;

                        9.2.4 The transferor shall have executed a general release, in a form satisfactory to FRANCHISOR, of any and all claims against FRANCHISOR, and its officers, directors, shareholders, affiliates, representatives, agents and employees, in their corporate and individual capacities;

                        9.2.5 The transferee shall enter into a written assignment, in a form satisfactory to FRANCHISOR, assuming and agreeing to discharge all of DEVELOPER's obligations under this Agreement;

                        9.2.6  The transferee shall demonstrate to
FRANCHISOR's satisfaction that it meets FRANCHISOR's educational, managerial and business standards, possesses a good aptitude, moral character, business reputation and ability as may be evidenced by prior related business experience or otherwise; has adequate financial resources and capital to fulfill the obligations of DEVELOPER. DEVELOPER shall provide FRANCHISOR with such information as FRANCHISOR may require in its then-current franchise application form, in order to make such determination concerning each such proposed transferee, including by way of illustration and not limitation, a ten (10) year employment history, financial statements and tax returns for the most recent three (3) year period and three (3) references, one of which must be a bank reference. FRANCHISOR may reasonably object to a proposed transferee if the proposed transfer would harm the WEST COAST SYSTEM or place FRANCHISOR at a competitive disadvantage with respect to its proprietary information and the WEST COAST SYSTEM;

                        9.2.6 DEVELOPER shall pay FRANCHISOR a transfer fee which shall be Twenty-Five Thousand ($25,000.00) Dollars to cover administrative and other expenses, in connection with the transfer.

                  9.3 Securities Offerings. All materials required for any offer or sale of securities of DEVELOPER by federal or state law shall be submitted to FRANCHISOR for review, approval, and consent prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to the FRANCHISOR for review, approval and consent prior to their use. No DEVELOPER offering shall imply (by use of the Proprietary Marks or otherwise) that FRANCHISOR is participating as an underwriter, issuer, or offeror of DEVELOPER's or FRANCHISOR's securities; and the FRANCHISOR's review of any offering shall be limited solely to the subject of the relationship between DEVELOPER and FRANCHISOR. DEVELOPER and the other participants in the offering must fully indemnify FRANCHISOR in connection with the offering (subject to such limitations which are customary in offerings of this nature). For each proposed offering, DEVELOPER shall pay to FRANCHISOR a non-refundable fee of Five Thousand Dollars ($5,000.00), or such greater amount necessary to reimburse FRANCHISOR for its reasonable costs and expenses associated with reviewing the propose offering, including, without limitation, legal and accounting fees. If the documentation with respect to any such offer or sale is significantly less than what would normally be required in the case of such an offering, then the fee DEVELOPER shall pay to FRANCHISOR for its costs and expenses shall be adjusted downward in order to reflect the amount of time actually expended in connection with such review. DEVELOPER shall give FRANCHISOR written notice at least ninety (90) days prior to the date of commencement of any such offering. Any such offering shall be subject to FRANCHISOR's right of first refusal, as set forth in Section 9.4 hereof.

                  9.4 Right of First Refusal. If any party holding any interest in DEVELOPER, in this Agreement, in the DEVELOPER's business, or in substantially of the DEVELOPER's assets (the transfer of which interest would have the effect of transferring this Agreement, a controlling interest in DEVELOPER, DEVELOPER's business, or in substantially all of DEVELOPER's assets), or if DEVELOPER desires to accept any bona fide offer from a third party to purchase such interest, the seller shall notify FRANCHISOR in writing of the terms of such offer, and shall provide such information and documentation relating to the offer as FRANCHISOR may require; and FRANCHISOR shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that FRANCHISOR intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that FRANCHISOR elects to purchase the seller's interest, no material change in any offer and no other offers by a third party for such interest shall be considered with respect to FRANCHISOR's right of first refusal. In the event that FRANCHISOR elects to purchase the seller's interest, closing on such purchase must occur within ninety (90) days from the date of notice to the seller of the election to purchase by FRANCHISOR. In the event that FRANCHISOR has elected not to purchase the seller's interest, any material change in the terms of any offer prior to closing by any third party shall constitute a new offer subject to the same rights of first refusal by FRANCHISOR to exercise the option afforded by this Section 9.4 shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section 9.4 with respect to a proposed transfer. In the event the consideration, terms, and/or conditions offered by a third party are such that FRANCHISOR may not reasonably be required to furnish the same consideration, terms, and/or conditions, then FRANCHISOR may purchase the interest in the DEVELOPER's business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by mutual agreement of FRANCHISOR and DEVELOPER, and his determination shall be binding. If FRANCHISOR and DEVELOPER cannot agree upon the selection of a single appraiser, then each party shall designate one (1) such appraiser and the two
(2) designated appraisers, in turn, shall designate a third party appraiser and the determination of the three (3) appraisers shall be binding.

                  9.5 Death, Disability or Incompetency.

                        Upon the death, disability or mental incompetency of any person with a controlling interest in this Agreement or in DEVELOPER, the transfer of which requires the consent of the FRANCHISOR as provided in Section
9.2 hereof, the executor, administrator, personal representative, guardian, or conservator of such person shall transfer such interest within six (6) months after such death, disability or mental incompetency to a third party approved by FRANCHISOR. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions of this Section 9, the personal representative of the deceased person shall have a reasonable time to dispose of the deceased's interest, which disposition shall be subject to all the terms and conditions for transfers contained in this Agreement. If the interest is not disposed of within a reasonable time not to exceed nine (9) months, FRANCHISOR may terminate this Agreement.

                  9.6 Written Consent of FRANCHISOR.

Any purported assignment, transfer, conveyance or encumbrance of any right or interest created herein, any ownership interests in DEVELOPER, or this Agreement, without the prior written consent of FRANCHISOR, shall be null and void, and shall result in termination of this Agreement, as set forth below in
Section 10.2.9 hereof.

                  9.7 Non-Waiver by FRANCHISOR. FRANCHISOR's consent to a transfer of any interest granted herein shall not constitute a waiver of any claims FRANCHISOR may have against the transferring party, nor shall it be deemed a waiver of FRANCHISOR's rights to demand exact compliance with any of the terms of this Agreement by the transferee.

                  9.8 Intra-Corporate Non-Controlling Transfer. The principals of DEVELOPER including the Principal Owners of DEVELOPER may agree among themselves as to the purchase of a principal's interest in DEVELOPER. A transfer of a minority interest in DEVELOPER (whether voting stock, securities convertible thereto, partnership or proprietary interests) pursuant to such an agreement will not be subject to the terms and conditions applicable to an inter-vivos transfer set forth in this Section 9; provided, however, that the interest of the transferring principal of DEVELOPER is not to be transferred to a party not owning an interest in DEVELOPER immediately prior to the transfer.

                  9.9  Transfer by FRANCHISOR.

                         FRANCHISOR shall have the right to transfer or
assign this Agreement, including all or any part of its rights and obligations herein to any person or legal entity.


            10. DEFAULT AND TERMINATION.

                  10.1 No Cure Period. Except as otherwise provided by applicable law, DEVELOPER shall be deemed to be in default under this Agreement, and this Agreement and all rights granted herein shall automatically terminate without opportunity to cure and without notice by FRANCHISOR to DEVELOPER, in the event that DEVELOPER files any petition in bankruptcy, voluntary or involuntary.

                  10.2 Optional Cure Period. Except as otherwise provided by applicable law, DEVELOPER shall be deemed in default under this Agreement and FRANCHISOR may, at its option, terminate this Agreement and all rights granted herein without affording DEVELOPER any opportunity to cure the default, with such termination to be effective immediately upon the sending of the notice of termination to DEVELOPER as set forth in the notice provisions of Section 14 hereof, or, FRANCHISOR may, at its option, suspend all FRANCHISOR support of DEVELOPER pursuant to this Agreement, or otherwise, upon the occurrence of any of the following events:

                       10.2.1 DEVELOPER becomes insolvent;

                        10.2.2 DEVELOPER makes an assignment for the benefit of its creditors;

                        10.2.3 DEVELOPER admits in writing its inability to pay its debts generally as they become due;

                        10.2.4 DEVELOPER suffers temporary or permanently appointed receivership;

                        10.2.5 DEVELOPER has against it a final judgment which remains unsatisfied for thirty days or longer;

                        10.2.6 A suit is brought against DEVELOPER to foreclose any lien or mortgage against any of the FRANCHISED STORES or against any products in connection with the FRANCHISED STORES, and such suit is not dismissed within thirty days;

                        10.2.7 DEVELOPER ceases to operate any of the FRANCHISED STORES or otherwise abandons said business for five (5) or more consecutive days;

                        10.2.8 DEVELOPER is convicted of a felony or any other crime or offense that is reasonably likely, in the sole opinion of FRANCHISOR, to adversely effect FRANCHISOR, the Proprietary Marks, or the goodwill associated with the Proprietary Marks;

                        10.2.9 DEVELOPER attempts to, or purports to, transfer any rights or obligations under this Agreement, or otherwise, to any third party, contrary to the terms and provisions of Section 10 hereof;

                        10.2.10 DEVELOPER fails to comply with the covenants set forth in Section 12 hereof;

                        10.2.11  DEVELOPER fails to comply with the
Development Schedule set forth at Exhibit C hereof.

                  10.3 Cure Period and Termination. Except as set forth in Sections 10.1 and 10.2 hereof, and except as otherwise provided by applicable law, DEVELOPER shall have thirty (30) days after its receipt in any manner set forth in Section 14 hereof from FRANCHISOR of a written notice of default within which to remedy a default of any of the terms of this Agreement, as set forth in such written notice of default, and provide written evidence thereof to the satisfaction of FRANCHISOR.

                  If any such default is not cured within said thirty (30) day period (or such longer period as applicable law may otherwise require), FRANCHISOR may, at its option, terminate this Agreement and all rights granted herein without affording DEVELOPER any further opportunity to cure the default, with such termination to be effective immediately upon the sending of the notice of termination to DEVELOPER in any manner set forth in Section 14 hereof, or, FRANCHISOR may, at its option, suspend all FRANCHISOR support of DEVELOPER pursuant to this Agreement, or otherwise.

                  10.4 Cross-Default. Any default by DEVELOPER under the terms and conditions of this Agreement or any other agreement between FRANCHISOR and DEVELOPER, including the Franchise Agreement, and any Addenda thereto, shall be deemed to be a default of each and every agreement between FRANCHISOR and DEVELOPER. Furthermore, in the event of termination, for any cause, of this Agreement or any other such agreement between the parties hereto, FRANCHISOR may, at its option, terminate any or all other agreements.

            11. OBLIGATIONS UPON TERMINATION.

                  11.1 DEVELOPER Obligations. Upon the termination of this Agreement by either DEVELOPER or FRANCHISOR, by operation of law, or upon expiration of this Agreement because of lapse of time, this Agreement and all rights granted herein to DEVELOPER shall automatically terminate; provided, however, that the obligations of DEVELOPER as set forth in this Section 11 and in Sections 12 and 13 hereof shall survive the termination of this Agreement.

                  11.2 DEVELOPER shall promptly pay all sums owing to FRANCHISOR. FRANCHISOR shall have the right to set off any or all amounts due to DEVELOPER under this Agreement. DEVELOPER shall also pay all damages, costs and expenses, incurred by FRANCHISOR as a result of a default by DEVELOPER which resulted in termination of this Agreement, including all fees and costs and reasonable attorney's fees in obtaining injunctive or other relief for the enforcement of DEVELOPER's obligations in this Section 11 and in Section 12 hereof. DEVELOPER does hereby irrevocably authorize and empower FRANCHISOR or any officer of FRANCHISOR to execute, as DEVELOPER's attorney-in-fact, coupled with an interest, all documents or orders as may be necessary for completion of the post-termination obligations set forth in this Section 11.

                  11.3 DEVELOPER must continue to comply with the continuing obligations set forth in this Agreement, including the post-termination obligations set forth in Sections 11 and 12 hereof.

                  11.4 The covenants contained in this Section 11 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of DEVELOPER against FRANCHISOR, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by FRANCHISOR of the covenants set forth in this Section 11 or in Section 12 hereof.

            12. NON-COMPETITION.

                  12.1  Covenants Not to Compete.

                        12.1.1 In consideration of FRANCHISOR's execution of this Agreement and the confidential disclosure by FRANCHISOR of unique valuable information to DEVELOPER, DEVELOPER and each of its Principal Owners shall not (other than as provided in this Agreement), during the term of this Agreement and for two years after its termination, expiration, transfer, assignment, sale or nonrenewal:

                                    12.1.2.1  Divert or attempt to divert any
business or customer from any of the FRANCHISED STORES to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the WEST COAST SYSTEM or the goodwill associated with the Proprietary Marks; or

                                    12.1.2.2  Have any interest, directly or
indirectly, in any business competitive with the business of the FRANCHISED STORES; or

                                    12.1.2.3  Own, maintain, engage in, or
have any interest in, either directly or indirectly (including through a member of the immediate family of any of the Principal Owners of DEVELOPER), as a proprietor, partner, investor, lender, guarantor, shareholder, director, officer, employee, principal, agent, advisor, independent contractor, or consultant to, any business which specializes in whole or in part in the development, establishment or operation of any retail facilities which sell or rent video movies and related products, in the Development Area or within five
(5) miles of any retail video store operating under the WEST COAST SYSTEM (whether company-owned, franchised or otherwise established); or

                                    12.1.2.4  Employ or seek to employ any
person who is at that time currently employed by FRANCHISOR (or its affiliates), or directly or indirectly induce such person to leave his or her employment without the prior written consent of FRANCHISOR.

                  12.2 Effect of Unenforceability of Covenants. The parties hereto agree that the foregoing covenants shall be construed as independent of any other covenants or provisions of this Agreement and the existence of any claim or cause of action of DEVELOPER against FRANCHISOR, shall not constitute a defense to the enforcement by FRANCHISOR of such covenants. In the event that all or any portion of any provisions set forth in this Section 12 are held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which FRANCHISOR is a party,

DEVELOPER expressly agrees to be bound by any lessor covenants subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section 12, or as otherwise amended by the court or agency.

                  12.3 Injunctive Relief. DEVELOPER acknowledges that FRANCHISOR would be irreparably injured and without an adequate remedy at law in the event DEVELOPER violates any provision of this Section 12 and that in such event FRANCHISOR will therefore be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction without need to show monetary damages or to post a bond or other security, as well as actual costs and attorneys' fees incurred in enforcing the restrictive covenants set forth in
Section 12 hereof.

            13.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION.

                  13.1 Independent Contractor. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between or among them, that DEVELOPER shall be an independent contractor, and that nothing in this Agreement is intended to constitute or construe DEVELOPER as an agent, legal representative, subsidiary, joint venturer, partner, affiliate, employee or servant of FRANCHISOR for any purpose whatsoever. It is understood and agreed that nothing in this Agreement authorizes DEVELOPER to make any contract, agreement, warranty or representation on FRANCHISOR's behalf, or to incur any debt or other obligation in FRANCHISOR's name, and that FRANCHISOR shall in no event assume liability for, or be deemed liable hereunder, as a result of, any such action, or by reason of any act or omission of DEVELOPER, its employees or agents, in its conduct pursuant to this Agreement or of the FRANCHISED STORES.

                  13.2 DEVELOPER Indemnification. DEVELOPER agrees to indemnify FRANCHISOR, including its officers, directors, employees and stockholders and save and hold FRANCHISOR harmless from, against, for and in respect of any and all damages, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (herein referred to as "FRANCHISOR's Losses") suffered, sustained, incurred or required to be paid by FRANCHISOR, by reason of any representation, act, commission or omission of DEVELOPER, its agents, servants, employees, with respect to, or in connection with, DEVELOPER's obligations the establishment and operation of each of the FRANCHISED STORES, including any injury to, or loss of property of, any customer or employee of any of the FRANCHISED STORES, or any failure by DEVELOPER to observe or perform its covenants and obligations as set forth in this Agreement; provided, however, that this indemnification obligation shall not arise to the extent FRANCHISOR's losses result from FRANCHISOR's (including its agents' or employees') negligent or wrongful act or failure to act. All of FRANCHISOR's Losses shall be satisfied by cash payments from DEVELOPER to FRANCHISOR. DEVELOPER shall, in writing, notify FRANCHISOR immediately as to any suit, action, investigation, claim or proceeding for which indemnification might be claimed by FRANCHISOR. Upon receipt of any notice of suit, action, investigation, claim or proceeding for which indemnification might be claimed by FRANCHISOR, FRANCHISOR shall be entitled promptly to defend, prosecute, settle, contest or otherwise protect itself, by counsel of its own choosing, at DEVELOPER's sole cost and expense. DEVELOPER shall have the right to select its own counsel, provided, that attorneys' fees and costs for such counsel are paid by DEVELOPER. FRANCHISOR shall be entitled to control the defense or prosecution thereof, unless FRANCHISOR has consented in writing to allow DEVELOPER to control the litigation.

            14. NOTICES.

                  Any and all notices required or permitted under this Agreement shall be in writing and shall be (a) personally delivered (and deemed received when delivered and acknowledgment of receipt is given), or (b) mailed by certified or registered mail, return receipt requested (and deemed received three (3) days after delivery to the U.S. Postal Service, whether or not accepted by addressee), or (c) by telecopy (and deemed received when sent and confirmation of receipt is made), or (d) by Federal Express or other recognized overnight courier service guaranteeing delivery within twenty four (24) hours (and deemed received on the scheduled date of delivery), and addressed to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

                  Notices to FRANCHISOR:

                  West Coast Franchising Company
                  9990 Global Road
                  Philadelphia, Pennsylvania  19115
                  Attention:  Office of the President

                  Notices to DEVELOPER:
                  Michael and Daniel Hubbard
                  HB Associates, L.L.C.
                  76 Lafayette Street
                  Salem, MA 01970

            15. ENTIRE AGREEMENT.

                  This Agreement, the documents referred to herein, and the Exhibits hereto, constitute the entire, full and complete Agreement between FRANCHISOR and DEVELOPER concerning the subject matter hereof, and supersede all prior agreements. There are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the parties other than those set forth in this Agreement. No amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to in writing by the parties and executed by their authorized officers or agents in writing.

            16. SEVERABILITY AND CONSTRUCTION; WAIVER; MISCELLANEOUS.

                  16.1 Severability. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.

                  16.2 No Third Party Benefits. Except as otherwise set forth in this Agreement, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than the parties hereto, and such of their respective successors and assigns as permitted herein, any rights or remedies under or by reason of this Agreement.

                  16.3 Captions. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provisions hereof.

                  16.4 Gender References. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable.

                  16.5 Execution of Agreement. This Agreement may be executed in duplicate, and each copy so executed shall be deemed an original.

                  16.6 Absence of Warranties. Except as otherwise provided herein, FRANCHISOR does not make any warranties or guarantees upon which DEVELOPER may rely, and assumes no liability or obligation to DEVELOPER, by providing any waiver, approval, consent or suggestion to DEVELOPER in connection with this Agreement, or by reason of any neglect, delay or denial or any request therefor.

                  16.7 Anti-Waiver. No delay, waiver, omission or forbearance on the part of FRANCHISOR, to exercise any right, option, duty or power arising out of any breach or default by DEVELOPER or by any other WEST COAST developer, of any of the terms, provisions or covenants hereof, shall constitute a waiver by such party to enforce any such right, option or power as against DEVELOPER or as to subsequent breach or default by DEVELOPER. Subsequent acceptance by FRANCHISOR of any payments due to it hereunder shall not be deemed to be a waiver of any preceding breach by DEVELOPER of any terms, covenants or conditions of this Agreement.

                  16.8 Force Majure. Except for the obligations of DEVELOPER to pay any fees or other payments hereunder, neither party will be liable to the other party for failure to perform under this Agreement, in whole or in part, when such failure is due to governmental restrictions, failure of utilities, strikes, labor troubles, riots, storms, fires, explosions, floods, wars, embargoes, blockades, legal restrictions, insurrections, acts of God or any other cause similar thereto which is beyond the reasonable control of the parties. In the event of such delay, the time for performance will be extended by a period of time equal to such delay if such extension is reasonably needed.

            17. APPLICABLE LAW; JURISDICTION AND VENUE; LIMITATION OF . CLAIMS;
                INJUNCTIVE RELIEF; WAIVERS

                  17.1 Effect. This Agreement takes effect upon acceptance and signing by FRANCHISOR in Philadelphia, Pennsylvania.

                  17.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PARTIES HERETO AGREE THAT ANY ACTION BROUGHT BY ANY ONE OF THEM, WHETHER FEDERAL OR STATE, OR ANY ARBITRATION PROCEEDING, SHALL BE BROUGHT WITHIN THE COMMONWEALTH OF PENNSYLVANIA. DEVELOPER WAIVES ANY OBJECTIONS TO PERSONAL JURISDICTION, FORUM NON CONVENIENS, AND VENUE WITH RESPECT TO ANY ACTION OR ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT.

                  17.3 Limitations of Claims. EXCEPT WITH REGARD TO DEVELOPER'S OBLIGATIONS TO MAKE PAYMENTS TO FRANCHISOR PURSUANT TO THIS AGREEMENT, ANY AND ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATIONSHIP OF DEVELOPER AND FRANCHISOR IN CONNECTION WITH DEVELOPER'S OPERATION OF ANY OF THE FRANCHISED STORES SHALL BE BARRED UNLESS AN ACTION OR PROCEEDING IS COMMENCED WITHIN ONE (1) YEAR FROM THE DATE ON WHICH DEVELOPER OR FRANCHISOR KNEW OR SHOULD HAVE KNOWN, IN THE EXERCISE OF REASONABLE DILIGENCE, OF THE FACTS GIVING RISE TO SUCH CLAIMS.

                  17.4 Waiver of Punitive Damages and Jury Trial. FRANCHISOR AND DEVELOPER HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM FOR

ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT IN THE EVENT OF A DISPUTE BETWEEN THEM, EXCEPT AS OTHERWISE PROVIDED HEREIN, EACH SHALL BE LIMITED TO THE RECOVERY OF ACTUAL DAMAGES SUSTAINED BY IT. FRANCHISOR AND DEVELOPER HEREBY IRREVOCABLY WAIVE TRIAL BY JURY ON ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR EQUITY, BROUGHT BY EITHER OF THEM.

                  17.5 Injunctive Relief. Nothing in this Agreement shall bar FRANCHISOR's right to seek specific performance of the provisions of this Agreement and injunctive relief against threatened conduct that will cause it loss or damages under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. DEVELOPER agrees that FRANCHISOR may obtain such injunctive relief in addition to such further or other relief as may be available at equity or law for (i) any dispute involving the Proprietary Marks; (ii) termination of this Agreement; (iii) any dispute involving enforcement of the confidentiality provisions set forth in this Agreement; and (iv) any dispute involving enforcement of the covenants not to compete set forth in Section 12 of this Agreement. DEVELOPER agrees that FRANCHISOR will not be required to post a bond to obtain any injunctive relief and that DEVELOPER's only remedy if an injunction is entered against DEVELOPER will be the dissolution of that injunction, if warranted, upon due hearing (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby).

            18. ACKNOWLEDGEMENTS.

                  18.1 DEVELOPER ACKNOWLEDGES THAT IT HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF FRANCHISOR, AND THE STATUS AND REPUTATION OF WEST COAST VIDEO FRANCHISES, GENERALLY, AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS AND THAT ITS SUCCESS IS PRIMARILY DEPENDENT UPON THE ABILITY OF DEVELOPER AS AN INDEPENDENT BUSINESSPERSON AND NOT UPON FRANCHISOR. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND DEVELOPER ACKNOWLEDGES THAT IT HAS NOT RECEIVED, ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT. FURTHER, DEVELOPER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO FRANCHISOR THAT NO REPRESENTATION HAS BEEN MADE BY FRANCHISOR, OR ANY EMPLOYEE, AGENT OR SALES PERSON OF FRANCHISOR, AND RELIED UPON BY DEVELOPER AS TO THE FUTURE OR PAST INCOME, EXPENSES, SALES VOLUME OR POTENTIAL PROFITABILITY, EARNINGS OR INCOME OF THE FRANCHISED STORES .

                  18.2 DEVELOPER ACKNOWLEDGES THAT IT RECEIVED A COPY OF THIS AGREEMENT AND ALL EXHIBITS THERETO AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS

EXECUTED, OR AS OTHERWISE PROVIDED BY APPLICABLE STATE LAW. DEVELOPER FURTHER ACKNOWLEDGES THAT IT HAS RECEIVED THE DISCLOSURE DOCUMENT REQUIRED BY THE TRADE REGULATION RULE OF THE FEDERAL TRADE COMMISSION ENTITLED "DISCLOSURE REQUIREMENTS AND PROHIBITIONS CONCERNING FRANCHISING AND BUSINESS OPPORTUNITY VENTURES," OR AS OTHER APPLICABLE LAW MAY REQUIRE, AT LEAST TEN (10) BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED.

                  18.3 DEVELOPER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THIS AGREEMENT, THE ATTACHMENTS HERETO, IF ANY, AND AGREEMENTS RELATING THERETO, IF ANY, AND THAT FRANCHISOR HAS ACCORDED DEVELOPER AMPLE TIME AND OPPORTUNITY TO CONSULT WITH ADVISORS OF ITS OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT.

            19. MEDIATION. Except as set forth in Section 17.5 of this Agreement, the parties agree that if any dispute between them, or any claim by one or more of them, concerning this Agreement, any related agreement, including the Franchise Agreement and any Addendum thereto, or any of the FRANCHISED STORES, cannot be settled through negotiation, after diligent effort, they will first attempt in good faith to settle the dispute or claim by submitting the matter to private and confidential mediation pursuant to the CPR Procedure for Resolution of Franchise Disputes, a copy of which is attached hereto as Exhibit H and incorporated herein by reference.

            20. ARBITRATION.

                  20.1 Except as set forth in Sections 17.5 and 19 of this Agreement, any controversy, claim, cause of action or dispute arising out of, or relating to any of the FRANCHISED STORES or this Agreement including, but not limited to (i) any claim by DEVELOPER, or any person in privity with or claiming through, on behalf of or in the right of DEVELOPER, concerning the entry into, performance under, or termination of, this Agreement or any other agreement entered into by FRANCHISOR, or its subsidiaries or affiliates, and DEVELOPER,
(ii) any claim against a past or present employee, officer, director or agent of FRANCHISOR, (iii) any claim of breach of this Agreement, and (iv) any claims arising under state or federal laws, shall be submitted to final and binding arbitration as the sole and exclusive remedy for any such controversy or dispute. Unless prohibited by applicable law, any claim shall be made by filing a written demand for arbitration within one (1) year following the conduct, act or other event or occurrence first giving rise to the claim; otherwise, the right to any remedy shall be deemed forever waived and lost. Persons in privity with or claiming through, on behalf of or in the right of DEVELOPER include, but are not limited to, spouses and other family members, heirs, executors, representatives, successors and assigns.

                  20.2 The right and duty of the parties to this Agreement to resolve any disputes by arbitration shall be governed exclusively by the Federal Arbitration Act, as amended, and arbitration shall be conducted pursuant to the then-prevailing Commercial Arbitration Rules of the American Arbitration Association (herein "AAA"). The arbitration shall be held at the office of the AAA closest to FRANCHISOR's principal place of business. Any dispute as to the arbitration of any controversy, claim, cause of action or dispute shall also be determined by arbitration.

                  20.3 Three arbitrator(s) shall be selected from a panel of neutral arbitrators provided by the AAA and shall be chosen by the striking method. The parties each shall bear all of their own costs (including attorney's fees) of arbitration; however, the fees of the arbitrators shall be divided equally between the parties. The arbitrators shall have no authority to amend or modify the terms of this Agreement.

                  20.4 Each party further agrees that, unless such a limitation is prohibited by applicable law, the other party shall not be liable for punitive or exemplary damages and the arbitrators shall have no authority to award the same. The award or decision by a majority of the arbitrators shall be final and binding on the parties without right of appeal and may be enforced by judgment or order of a court having subject matter jurisdiction in the state where the arbitration took place. The arbitration panel shall have absolutely no authority to award punitive or exemplary damages to any party.

                  20.5 No arbitration under this Agreement shall include, by consolidation, joinder or in any other manner, any person other than the DEVELOPER and FRANCHISOR and any person in privity with or claiming through, in the right of or on behalf of DEVELOPER or FRANCHISOR, unless both parties consent in writing. To the extent permitted by applicable law, no issue of fact or law shall be given preclusive or collateral estoppel effect in any arbitration hereunder, except to the extent such issue may have been determined in another proceeding between FRANCHISOR and DEVELOPER or any person in privity with or claiming through, in the right of or on behalf of DEVELOPER or FRANCHISOR.

                  20.6 Except as and to the extent expressly provided to the contrary by law, FRANCHISOR and DEVELOPER shall maintain all aspects of the arbitration proceeding in confidence, and shall not disclose any information about the proceeding to any third party other than legal counsel who shall be required to maintain the confidentiality hereof.

            IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement in duplicate on the day and year first above written.

                                    WEST COAST FRANCHISING COMPANY

                                    By:________________________________

                                 Title:________________________________



                                    HB ASSOCIATES, L.L.C

                                    By:________________________________

                                Title:_________________________________

                                   EXHIBIT "A"
                            TO DEVELOPMENT AGREEMENT

                           FORM OF FRANCHISE AGREEMENT


      Attached hereto is the current form of Franchise Agreement used by FRANCHISOR in the offer and grant of franchises for the ownership and operation of WEST COAST VIDEO FRANCHISED STORES. This Franchise Agreement shall govern all FRANCHISED STORES.






WEST COAST FRANCHISING COMPANY      HB ASSOCIATES, L.L.C

By:_______________________________
     By:__________________________

Title:____________________________        Title:_______________________


                       [EXHIBIT C-1 TO OFFERING CIRCULAR]

                                   EXHIBIT "B"
                            TO DEVELOPMENT AGREEMENT

                                DEVELOPMENT AREA


      That portion of the State of Massachusetts North of Route 128 and East of Route 3, including Beverly, Massachusetts and the States of New Hampshire and Maine, excluding Watertown, Massachusetts and excluding all existing units owned or franchised by Franchisor or its affiliates, including its parent, West Coast Entertainment Corp. as set forth below:


      (1)   Videosmith                          (2)   West Coast Video #1057
            375 Cabot Street                          850 Chelmsford Street
            Beverly, MA  01905                        Lowell, MA  01851

      (3)   West Coast Video #1128              (4)   West Coast Video #1320
            1190 Forest Avenue                        1140 Lakeview Avenue
            Portland, ME  04103                       Dracut, MA  01826

      (5)   West Coast Video #1636              (6)   West Coast Video #1647
            10 Elm Street                             278 South Broadway
            Danvers, MA  01923                        Lawrence, MA  01843

      (7)   Video Headquarters
            305 Boston Road
            Bilerica, MA  01862

                       [EXHIBIT C-2 TO OFFERING CIRCULAR]

                                   EXHIBIT "C"
                            TO DEVELOPMENT AGREEMENT

                              DEVELOPMENT SCHEDULE


                                                                    Cumulative Total of
                                                                    FRANCHISED STORES to
                                                                     be opened and in
By (Date)                      DEVELOPER's FRANCHISED STORES        Continuous Operation
---------                      -----------------------------        --------------------
______________, 1997           6    Franchised Stores                         6

______________, 1998           6    Additional Franchised Stores             12

______________, 1999           6    Additional Franchised Stores             18

______________, 2000           2    Additional Franchised Stores             20



                       [EXHIBIT C-3 TO OFFERING CIRCULAR]

                                   EXHIBIT "D"
                            TO DEVELOPMENT AGREEMENT

                        PRINCIPAL OWNERS AND OTHER OWNERS


      L. PRINCIPAL OWNERS: Listed below are the full name and mailing address of each person or entity who is a Principal Owner of DEVELOPER, and a description of the nature of such Principal Owner's direct or indirect equity or voting interest in DEVELOPER:


      Name: Michael Hubbard               Number of Shares Owned: ________
      Address: _____________________      % of Total Shares: _____________
      ______________________________      Number of Shares Owner is
      ______________________________      Entitled to Vote: _____________
      ______________________________      Other Interest (Describe) ______
      ______________________________      ________________________________


      Name: Daniel Hubbard                Number of Shares Owned: ________
      Address: _____________________      % of Total Shares: _____________
      ______________________________      Number of Shares Owner is
      ______________________________      Entitled to Vote: ______________
      ______________________________      Other Interest (Describe) ______
      ______________________________      ________________________________


      Name: Robert Hubbard                Number of Shares Owned: ________
      Address: _____________________      % of Total Shares: _____________
      ______________________________      Number of Shares Owner is
      ______________________________      Entitled to Vote: ______________
      ______________________________      Other Interest (Describe) ______
      ______________________________      ________________________________


      Name:_________________________      Number of Shares Owned: ________
      Address: _____________________      % of Total Shares: _____________
      ______________________________      Number of Shares Owner is
      ______________________________      Entitled to Vote: ______________
      ______________________________      Other Interest (Describe) ______
      ______________________________      ________________________________


                       [EXHIBIT C-4 TO OFFERING CIRCULAR]

      2. OTHER OWNERS: Listed below are the full name and mailing address of each person or entity, other than the Principal Owners, who directly or indirectly owns an equity or voting interest in DEVELOPER and a description of the nature of the interest (attach additional sheet if required):


      Name:_________________________      Number of Shares Owned: ________
      Address: _____________________      % of Total Shares: _____________
      ______________________________      Number of Shares Owner is
      ______________________________      Entitled to Vote: ______________
      ______________________________      Other Interest (Describe) ______
      ______________________________      ________________________________


      Name:_________________________      Number of Shares Owned: ________
      Address: _____________________      % of Total Shares: _____________
      ______________________________      Number of Shares Owner is
      ______________________________      Entitled to Vote: ______________
      ______________________________      Other Interest (Describe) ______
      ______________________________      ________________________________


      HB ASSOCIATES, L.L.C


      By: ____________________________

      Title: _________________________

                                   EXHIBIT "E"
                            TO DEVELOPMENT AGREEMENT

               GUARANTY AND ASSUMPTION OF DEVELOPER'S OBLIGATIONS


      THIS GUARANTY AND ASSUMPTION OF DEVELOPER'S OBLIGATIONS is given this ____________________________, 1996, by the undersigned.


DEVELOPER: HB ASSOCIATES, L.L.C


DATE OF DEVELOPMENT AGREEMENT: __________________________, 1996


      In consideration of, and as an inducement to, the execution of the above-mentioned West Coast Development Agreement (the "Agreement") by West Coast Franchising Company ("FRANCHISOR"), each of the undersigned and any other parties who sign counterparts of this guaranty (referred to herein individually as a "Guarantor" and collectively as "Guarantors") hereby personally and unconditionally: (a) guarantees to FRANCHISOR, and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that DEVELOPER shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement, both monetary obligations and other obligations, including without limitation, the obligation to pay costs and legal fees as provided in the Agreement and the obligation to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including without limitation the provisions of the Agreement relating to competitive activities.

      Each Guarantor waives:

            1. acceptance and notice of acceptance by FRANCHISOR of the foregoing undertakings; and

            2. notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed; and

            3. protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed; and


                       [EXHIBIT C-5 TO OFFERING CIRCULAR]

            4. any right he may have to require that an action be brought against DEVELOPER or any other person as a condition of liability; and

            5. until such time as FRANCHISOR is paid in full, all rights to payments and claims for reimbursement or subrogation which he may have against DEVELOPER arising as a result of his execution of and performance under this guaranty by the undersigned (including by way of counterparts); and


      Each Guarantor consents and agrees that:

            (A) his direct and immediate liability under this guaranty shall be joint and several not only with DEVELOPER, but also among the Guarantors; and

            (B) he shall render any payment or performance required under the Agreement upon demand if DEVELOPER fails or refuses punctually to do so; and

            (C) such liability shall not be contingent or conditioned upon pursuit by FRANCHISOR of any remedies against DEVELOPER or any other person; and

            (D) such liability shall not be diminished, relieved or otherwise affected by any subsequent rider or amendment to the Agreement or by any extension of time, credit or other indulgence which FRANCHISOR may from time to time grant to DEVELOPER or to any other person, including, without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable throughout the term of the Agreement and for so long thereafter as there are any monies or obligations owing by DEVELOPER to FRANCHISOR under the Agreement; and

            (E) the written acknowledgment of DEVELOPER, accepted in writing by FRANCHISOR, or the judgment of any court or arbitration panel of competent jurisdiction establishing the amount due from DEVELOPER shall be conclusive and binding on the undersigned as guarantors.

      If FRANCHISOR is required to enforce this guaranty in a judicial or arbitration proceeding, and prevails in such proceeding, it shall be entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding.

      IN WITNESS WHEREOF, each Guarantor has hereunto affixed his signature on the same day and year as the Agreement was executed.


GUARANTOR(S)


------------------------------
Michael Hubbard

------------------------------
Daniel Hubbard

------------------------------
Robert Hubbard

------------------------------


------------------------------


------------------------------

                                   EXHIBIT "F"
                            TO DEVELOPMENT AGREEMENT

                         ADDENDUM TO FRANCHISE AGREEMENT

      This Addendum Agreement is made and entered into this __________ day of ________________ 19___, by and between WEST COAST FRANCHISING COMPANY, a Delaware corporation ("FRANCHISOR") and HB ASSOCIATES, L.L.C. (DEVELOPER").

                             BACKGROUND OF AGREEMENT


      FRANCHISOR and DEVELOPER are parties to a Development Agreement dated _____________________, 19_____ (the "Development Agreement") in which DEVELOPER was granted the right to establish and operate "FRANCHISED STORES" in the "DEVELOPMENT AREA" (as such quoted terms are defined in the Development Agreement). Each of the FRANCHISED STORES must be established and operated pursuant to the Franchise Agreement attached as Exhibit A to the Development Agreement. DEVELOPER has requested and FRANCHISOR has approved a site for a FRANCHISED STORE to be established and operated by DEVELOPER at __________________________ ___________________________ (the
"_____________________ FRANCHISED STORE"). FRANCHISOR and DEVELOPER intend to set forth herein their agreement with respect to the establishment and operation of the ______________________ FRANCHISED STORE.

            NOW THEREFORE, the parties hereto, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, acknowledged by each of them to be satisfactory and adequate, and each of said parties intending to be legally bound hereby, agree as follows:

            1. FRANCHISOR hereby approves the establishment and operation of the _____________ FRANCHISED STORE pursuant to the terms and conditions of the Franchise Agreement. DEVELOPER hereby accepts and acknowledges that the ________________ FRANCHISED STORE shall be established and operated pursuant to the terms and conditions of the Franchise Agreement.

            2. The Designated Territory of the __________________ FRANCHISED STORE, as provided for in Section 1.3 of the Franchise Agreement, shall be:
________________________________________________________________________________
_____________.



                       [EXHIBIT C-6 TO OFFERING CIRCULAR]

            3. All terms and conditions of the Franchise Agreement are incorporated herein by reference as if fully set forth. The relationship of FRANCHISOR and DEVELOPER with respect to the _____________________ FRANCHISED STORE shall be governed by the Franchise Agreement.

            IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Addendum to Franchise Agreement on the day and year first mentioned above.

                          WEST COAST FRANCHISING COMPANY

                          By: __________________________

                          Title: _______________________



                          HB ASSOCIATES, L.L.C

                          By: __________________________

                          Title: _______________________

                                   EXHIBIT "G"
                            TO DEVELOPMENT AGREEMENT

                         CONFIDENTIALITY AND RESTRICTIVE
                               COVENANT AGREEMENT

NAME:  MICHAEL HUBBARD

HOME ADDRESS:     ___________________________________________
                  ___________________________________________

HOME TELEPHONE:  ____________________________________________

CLASSIFICATION:  Principal

                 (PRINCIPAL, OWNER, SHAREHOLDER, PARTNER,
                     OFFICER, DIRECTOR, MANAGER, EMPLOYEE
                     OF DEVELOPER)

                        *     *     *     *

            THIS AGREEMENT is made this _____ day of ______________, 19___, by and between HB Associates, L.L.C. (the "DEVELOPER") and Michael Hubbard, the person whose name, address, telephone number and affiliation with the DEVELOPER are set forth above.

                                   BACKGROUND

            DEVELOPER has been granted certain development rights from WEST COAST FRANCHISING COMPANY ("FRANCHISOR"). DEVELOPER's development rights are within the following area: that portion of the State of Massachusetts North of Route 128 and East of Route 3, including Beverly and the States of New Hampshire and Maine (the "Development Area"). As a result of DEVELOPER'S agreement with FRANCHISOR, DEVELOPER is in possession of certain proprietary information, knowledge and know-how about FRANCHISOR's unique and proprietary plan, design, method and system (the "WEST COAST SYSTEM") for offering to the public the rental and sale of a wide range of video products and related accessories and supplies.

            DEVELOPER, for itself and all of its agents and employees, is required by FRANCHISOR to keep confidential and not communicate, divulge or use for the benefit of any other person or entity, any of the confidential information concerning the WEST COAST SYSTEM. To evidence its compliance with its obligations to FRANCHISOR to keep such proprietary information confidential and not to allow for unauthorized use of such information, DEVELOPER is required to execute and to have certain others execute this Agreement.


                       [EXHIBIT C-7 TO OFFERING CIRCULAR]

            NOW, THEREFORE, in consideration of the grant of development rights by FRANCHISOR to DEVELOPER and/or my employment or continued employment by DEVELOPER, and for other good and valuable consideration, receipt of which is acknowledged, and intending to be legally bound, DEVELOPER and I make the following agreement:

            I do hereby agree that during the term of my ownership in, employment by, association with or service to DEVELOPER, or at any time thereafter, I shall not communicate, divulge or use for the benefit of any other person, persons, partnership, association, corporation or entity any confidential information, knowledge or know-how concerning the WEST COAST SYSTEM, including but not limited to, systems or methods of operations, pricing, suppliers, promotions and marketing, purchasing, or methods which may be communicated to me, nor shall I divert any business to competitors of DEVELOPER and/or FRANCHISOR.

            Any and all information, knowledge, know-how, techniques and customer information which DEVELOPER or FRANCHISOR or their officers designate as confidential shall be deemed confidential for the purposes of this Agreement except information which I can demonstrate came to my attention prior to disclosure thereof or which had become or becomes a part of the public domain through publication or communication by others.

            I specifically understand that the following has been deemed to constitute confidential information: the proprietary information with respect to systems or methods of operation, pricing, suppliers, promotions and marketing; purchasing; any and all written materials containing such proprietary information; training materials; promotional brochures; business forms; general operations materials; personnel materials; revenue reports; customer lists; payroll procedures; training and accounting materials; advertising formats; additions to, deletions from, and modifications and variations of the components constituting the systems and methods of operations which are, or may in the future be employed by DEVELOPER or FRANCHISOR. This listing of confidential information is illustrative only, and does not include all matters considered confidential by FRANCHISOR.

            I shall not at any time copy, duplicate, record or otherwise reproduce any of the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person. Upon the expiration or other termination for any reason of my employment, association, or service, I shall return all materials, books, brochures, forms, reports, records, customer and/or supplier lists and manuals in my possession.

            I agree that during the term of my ownership in, employment by, service to, or affiliation with, DEVELOPER and for a period of two (2) years thereafter, I will not, either directly or indirectly (including through an immediate family member), own, maintain, engage in, or have any interest in, either as a proprietor, partner, investor, lender, guarantor, shareholder, director, officer, employee, principal, agent, advisor, independent contractor or consultant, in any business which specializes, in whole or in part, in the sale or rental of video movies and related products, and such business is located within:

                  (a) the "Development Area"; or

                  (b) five (5) miles of any retail video store operating under the WEST COAST SYSTEM (whether Company-owned, franchised or otherwise established) either now or hereafter operated.

            It is the intention of this provision to preclude not only direct competition but also all forms of indirect competition, such as consultation for any competitive businesses, service as an independent contractor for such competitive business, or any assistance or transmission of information of any kind or nature whatsoever which would be of any material assistance to a competitor. Nothing herein shall prevent me from owning for investment purposes up to an aggregate of five (5%) percent of the capital stock of any publicly held corporation.

            If all or any portion of this covenant not to compete is held unreasonable, void, vague or illegal by any court or agency having valid jurisdiction in an unappealed final decision to which DEVELOPER is a party, the court or agency shall be empowered to revise and/or construe said covenant so as to fall within permissible legal limits and shall not by necessity invalidate the entire covenant. I expressly agree to be bound by any lesser covenant subsumed within the terms of this Agreement as if the resulting covenant were separately stated in and made a part hereof.

            I understand that FRANCHISOR is also relying on this Agreement and acknowledge that FRANCHISOR is intended to be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement against me as if it were a party to the same. This Agreement shall be enforced and construed under the laws of the State in which DEVELOPER's principal place of business is located.

            I ACKNOWLEDGE THAT I HAVE THOROUGHLY READ AND UNDERSTAND THIS AGREEMENT AND THAT I HAVE RECEIVED A COPY OF SAME. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT BREACH OF THIS AGREEMENT BY ME SHALL ENTITLE DEVELOPER AND/OR FRANCHISOR TO SEEK A COURT INJUNCTION PROHIBITING ANY SUCH VIOLATIONS AS WELL AS ANY FUTURE VIOLATIONS AND TO RECOVER ATTORNEYS FEES AND COSTS.


Witnessed by:


_________________________________      By:______________________________________

                                MICHAEL HUBBARD

Accepted by:

HB ASSOCIATES, L.L.C.


_________________________________
Name

_________________________________
Title

                                   EXHIBIT "G"
                            TO DEVELOPMENT AGREEMENT

                         CONFIDENTIALITY AND RESTRICTIVE
                               COVENANT AGREEMENT

NAME:  DANIEL HUBBARD

HOME ADDRESS:     ___________________________________________
                  ___________________________________________

HOME TELEPHONE:   ___________________________________________

CLASSIFICATION:  Principal
                  (PRINCIPAL, OWNER, SHAREHOLDER, PARTNER,
                     OFFICER, DIRECTOR, MANAGER, EMPLOYEE
                     OF DEVELOPER)

                        *     *     *     *

            THIS AGREEMENT is made this _____ day of ______________, 19___, by and between HB Associates, L.L.C. (the "DEVELOPER") and Daniel Hubbard, the person whose name, address, telephone number and affiliation with the DEVELOPER are set forth above.

                                   BACKGROUND

            DEVELOPER has been granted certain development rights from WEST COAST FRANCHISING COMPANY ("FRANCHISOR"). DEVELOPER's development rights are within the following area: that portion of the State of Massachusetts North of Route 128 and East of Route 3, including Beverly and the States of New Hampshire and Maine (the "Development Area"). As a result of DEVELOPER'S agreement with FRANCHISOR, DEVELOPER is in possession of certain proprietary information, knowledge and know-how about FRANCHISOR's unique and proprietary plan, design, method and system (the "WEST COAST SYSTEM") for offering to the public the rental and sale of a wide range of video products and related accessories and supplies.

            DEVELOPER, for itself and all of its agents and employees, is required by FRANCHISOR to keep confidential and not communicate, divulge or use for the benefit of any other person or entity, any of the confidential information concerning the WEST COAST SYSTEM. To evidence its compliance with its obligations to FRANCHISOR to keep such proprietary information confidential and not to allow for unauthorized use of such information, DEVELOPER is required to execute and to have certain others execute this Agreement.


                       [EXHIBIT C-7 TO OFFERING CIRCULAR]

            NOW, THEREFORE, in consideration of the grant of development rights by FRANCHISOR to DEVELOPER and/or my employment or continued employment by DEVELOPER, and for other good and valuable consideration, receipt of which is acknowledged, and intending to be legally bound, DEVELOPER and I make the following agreement:

            I do hereby agree that during the term of my ownership in, employment by, association with or service to DEVELOPER, or at any time thereafter, I shall not communicate, divulge or use for the benefit of any other person, persons, partnership, association, corporation or entity any confidential information, knowledge or know-how concerning the WEST COAST SYSTEM, including but not limited to, systems or methods of operations, pricing, suppliers, promotions and marketing, purchasing, or methods which may be communicated to me, nor shall I divert any business to competitors of DEVELOPER and/or FRANCHISOR.

            Any and all information, knowledge, know-how, techniques and customer information which DEVELOPER or FRANCHISOR or their officers designate as confidential shall be deemed confidential for the purposes of this Agreement except information which I can demonstrate came to my attention prior to disclosure thereof or which had become or becomes a part of the public domain through publication or communication by others.

            I specifically understand that the following has been deemed to constitute confidential information: the proprietary information with respect to systems or methods of operation, pricing, suppliers, promotions and marketing; purchasing; any and all written materials containing such proprietary information; training materials; promotional brochures; business forms; general operations materials; personnel materials; revenue reports; customer lists; payroll procedures; training and accounting materials; advertising formats; additions to, deletions from, and modifications and variations of the components constituting the systems and methods of operations which are, or may in the future be employed by DEVELOPER or FRANCHISOR. This listing of confidential information is illustrative only, and does not include all matters considered confidential by FRANCHISOR.

            I shall not at any time copy, duplicate, record or otherwise reproduce any of the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person. Upon the expiration or other termination for any reason of my employment, association, or service, I shall return all materials, books, brochures, forms, reports, records, customer and/or supplier lists and manuals in my possession.

            I agree that during the term of my ownership in, employment by, service to, or affiliation with, DEVELOPER and for a period of two (2) years thereafter, I will not, either directly or indirectly (including through an immediate family member), own, maintain, engage in, or have any interest in, either as a proprietor, partner, investor, lender, guarantor, shareholder, director, officer, employee, principal, agent, advisor, independent contractor or consultant, in any business which specializes, in whole or in part, in the sale or rental of video movies and related products, and such business is located within:

                  (a) the "Development Area"; or

                  (b) five (5) miles of any retail video store operating under the WEST COAST SYSTEM (whether Company-owned, franchised or otherwise established) either now or hereafter operated.

            It is the intention of this provision to preclude not only direct competition but also all forms of indirect competition, such as consultation for any competitive businesses, service as an independent contractor for such competitive business, or any assistance or transmission of information of any kind or nature whatsoever which would be of any material assistance to a competitor. Nothing herein shall prevent me from owning for investment purposes up to an aggregate of five (5%) percent of the capital stock of any publicly held corporation.

            If all or any portion of this covenant not to compete is held unreasonable, void, vague or illegal by any court or agency having valid jurisdiction in an unappealed final decision to which DEVELOPER is a party, the court or agency shall be empowered to revise and/or construe said covenant so as to fall within permissible legal limits and shall not by necessity invalidate the entire covenant. I expressly agree to be bound by any lesser covenant subsumed within the terms of this Agreement as if the resulting covenant were separately stated in and made a part hereof.

            I understand that FRANCHISOR is also relying on this Agreement and acknowledge that FRANCHISOR is intended to be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement against me as if it were a party to the same. This Agreement shall be enforced and construed under the laws of the State in which DEVELOPER's principal place of business is located.

            I ACKNOWLEDGE THAT I HAVE THOROUGHLY READ AND UNDERSTAND THIS AGREEMENT AND THAT I HAVE RECEIVED A COPY OF SAME. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT BREACH OF THIS AGREEMENT BY ME SHALL ENTITLE DEVELOPER AND/OR FRANCHISOR TO SEEK A COURT INJUNCTION PROHIBITING ANY SUCH VIOLATIONS AS WELL AS ANY FUTURE VIOLATIONS AND TO RECOVER ATTORNEYS FEES AND COSTS.


Witnessed by:

_________________________________      By:______________________________________

                                 DANIEL HUBBARD

Accepted by:

HB ASSOCIATES, L.L.C.


_________________________________
Name

_________________________________
Title

                                   EXHIBIT "G"
                            TO DEVELOPMENT AGREEMENT

                         CONFIDENTIALITY AND RESTRICTIVE
                               COVENANT AGREEMENT

NAME:  ROBERT HUBBARD

HOME ADDRESS:     ___________________________________________
                  ___________________________________________

HOME TELEPHONE:  _________________________________________

CLASSIFICATION:  Principal
                            (PRINCIPAL, OWNER, SHAREHOLDER, PARTNER,
                     OFFICER, DIRECTOR, MANAGER, EMPLOYEE
                     OF DEVELOPER)

                        *     *     *     *

            THIS AGREEMENT is made this _____ day of ______________, 19___, by and between HB Associates, L.L.C. (the "DEVELOPER") and Robert Hubbard, the person whose name, address, telephone number and affiliation with the DEVELOPER are set forth above.

                                   BACKGROUND

            DEVELOPER has been granted certain development rights from WEST COAST FRANCHISING COMPANY ("FRANCHISOR"). DEVELOPER's development rights are within the following area: that portion of the State of Massachusetts North of Route 128 and East of Route 3, including Beverly and the States of New Hampshire and Maine (the "Development Area"). As a result of DEVELOPER'S agreement with FRANCHISOR, DEVELOPER is in possession of certain proprietary information, knowledge and know-how about FRANCHISOR's unique and proprietary plan, design, method and system (the "WEST COAST SYSTEM") for offering to the public the rental and sale of a wide range of video products and related accessories and supplies.

            DEVELOPER, for itself and all of its agents and employees, is required by FRANCHISOR to keep confidential and not communicate, divulge or use for the benefit of any other person or entity, any of the confidential information concerning the WEST COAST SYSTEM. To evidence its compliance with its obligations to FRANCHISOR to keep such proprietary information confidential and not to allow for unauthorized use of such information, DEVELOPER is required to execute and to have certain others execute this Agreement.


                       [EXHIBIT C-7 TO OFFERING CIRCULAR]

            NOW, THEREFORE, in consideration of the grant of development rights by FRANCHISOR to DEVELOPER and/or my employment or continued employment by DEVELOPER, and for other good and valuable consideration, receipt of which is acknowledged, and intending to be legally bound, DEVELOPER and I make the following agreement:

            I do hereby agree that during the term of my ownership in, employment by, association with or service to DEVELOPER, or at any time thereafter, I shall not communicate, divulge or use for the benefit of any other person, persons, partnership, association, corporation or entity any confidential information, knowledge or know-how concerning the WEST COAST SYSTEM, including but not limited to, systems or methods of operations, pricing, suppliers, promotions and marketing, purchasing, or methods which may be communicated to me, nor shall I divert any business to competitors of DEVELOPER and/or FRANCHISOR.

            Any and all information, knowledge, know-how, techniques and customer information which DEVELOPER or FRANCHISOR or their officers designate as confidential shall be deemed confidential for the purposes of this Agreement except information which I can demonstrate came to my attention prior to disclosure thereof or which had become or becomes a part of the public domain through publication or communication by others.

            I specifically understand that the following has been deemed to constitute confidential information: the proprietary information with respect to systems or methods of operation, pricing, suppliers, promotions and marketing; purchasing; any and all written materials containing such proprietary information; training materials; promotional brochures; business forms; general operations materials; personnel materials; revenue reports; customer lists; payroll procedures; training and accounting materials; advertising formats; additions to, deletions from, and modifications and variations of the components constituting the systems and methods of operations which are, or may in the future be employed by DEVELOPER or FRANCHISOR. This listing of confidential information is illustrative only, and does not include all matters considered confidential by FRANCHISOR.

            I shall not at any time copy, duplicate, record or otherwise reproduce any of the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person. Upon the expiration or other termination for any reason of my employment, association, or service, I shall return all materials, books, brochures, forms, reports, records, customer and/or supplier lists and manuals in my possession.

            I agree that during the term of my ownership in, employment by, service to, or affiliation with, DEVELOPER and for a period of two (2) years thereafter, I will not, either directly or indirectly (including through an immediate family member), own, maintain, engage in, or have any interest in, either as a proprietor, partner, investor, lender, guarantor, shareholder, director, officer, employee, principal, agent, advisor, independent contractor or consultant, in any business which specializes, in whole or in part, in the sale or rental of video movies and related products, and such business is located within:

                  (a) the "Development Area"; or

                  (b) five (5) miles of any retail video store operating under the WEST COAST SYSTEM (whether Company-owned, franchised or otherwise established) either now or hereafter operated.

            It is the intention of this provision to preclude not only direct competition but also all forms of indirect competition, such as consultation for any competitive businesses, service as an independent contractor for such competitive business, or any assistance or transmission of information of any kind or nature whatsoever which would be of any material assistance to a competitor. Nothing herein shall prevent me from owning for investment purposes up to an aggregate of five (5%) percent of the capital stock of any publicly held corporation.

            If all or any portion of this covenant not to compete is held unreasonable, void, vague or illegal by any court or agency having valid jurisdiction in an unappealed final decision to which DEVELOPER is a party, the court or agency shall be empowered to revise and/or construe said covenant so as to fall within permissible legal limits and shall not by necessity invalidate the entire covenant. I expressly agree to be bound by any lesser covenant subsumed within the terms of this Agreement as if the resulting covenant were separately stated in and made a part hereof.

            I understand that FRANCHISOR is also relying on this Agreement and acknowledge that FRANCHISOR is intended to be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement against me as if it were a party to the same. This Agreement shall be enforced and construed under the laws of the State in which DEVELOPER's principal place of business is located.

            I ACKNOWLEDGE THAT I HAVE THOROUGHLY READ AND UNDERSTAND THIS AGREEMENT AND THAT I HAVE RECEIVED A COPY OF SAME. I FURTHER ACKNOWLEDGE AND UNDERSTAND THAT BREACH OF THIS AGREEMENT BY ME SHALL ENTITLE DEVELOPER AND/OR FRANCHISOR TO SEEK A COURT INJUNCTION PROHIBITING ANY SUCH VIOLATIONS AS WELL AS ANY FUTURE VIOLATIONS AND TO RECOVER ATTORNEYS FEES AND COSTS.


Witnessed by:

_________________________________      By:______________________________________

                                 ROBERT HUBBARD

Accepted by:

HB ASSOCIATES, L.L.C.


_________________________________
Name

_________________________________
Title

                       AMENDMENT TO DEVELOPMENT AGREEMENT



            1. Section 5.2 is hereby amended to provide that Developer shall not be required to make monthly royalty payments and monthly national marketing fund payments for the period covering the first four (4) months of operation of each of the FRANCHISED STORES.


                              WEST COAST FRANCHISING COMPANY

                              By:________________________________

                           Title:________________________________



                              HB ASSOCIATES, L.L.C

                              By:________________________________

                          Title:_________________________________

                                TABLE OF CONTENTS

      SECTION                                                                     PAGE
1.    DEVELOPMENT RIGHTS.........................................................  2
      1.1  Grant of Development Rights...........................................  2
      1.2  Development Area......................................................  2
      1.3  Development Schedule..................................................  2
      1.4  Territorial Rights....................................................  2
      1.5  Best Efforts..........................................................  3
      1.6  Retail Sale and Rental Restrictions...................................  3
      1.7  Rights Reserved by FRANCHISOR.........................................  3
      1.8  Acquired Video Stores.................................................  3
      1.9  Principal Owners Guaranty.............................................  4

2.    TERM.......................................................................  4

3.    DEVELOPMENT FEE............................................................  5

4.    DUTIES OF DEVELOPER........................................................  5
      4.1  Site Selection and Leases.............................................  5
            4.1.1  Site Selection................................................  5
            4.1.2  Leases........................................................  5
      4.2  Execution of Addendum to Franchise Agreement..........................  6
      4.3  Store Design Specifications...........................................  7
      4.4  Opening Inventory.....................................................  7
      4.5  Training..............................................................  7
      4.6  Operations Manual.....................................................  8
      4.7  Operations of the FRANCHISED STORES...................................  8
            4.7.1  Compliance with Applicable Laws...............................  8
            4.7.2  Video Products, Accessories and Proprietary Supplies..........  9
      4.8  Approved Suppliers....................................................  9
      4.9  Insurance.............................................................  9

5.    FEES....................................................................... 10
      5.1  Initial Franchise Fees................................................ 10
      5.2  Continuing Royalty Fees............................................... 10

6.    PROPRIETARY MARKS.......................................................... 10

7.    CONFIDENTIAL OPERATIONS MANUAL, CONFIDENTIAL INFORMATION AND
      NON-DISCLOSURE............................................................. 11
      7.1  Confidential Manuals.................................................. 11
      7.2  Confidential Information.............................................. 12
      7.3  Nondisclosure......................................................... 12
      7.4  Confidentiality Agreements............................................ 13

                                TABLE OF CONTENTS

      SECTION                                                                     PAGE
8.    RECORD KEEPING, MODEM REPORTING AND REPORTING.............................. 13
      8.1  Record Keeping........................................................ 13
      8.2  FRANCHISOR Access by Modem............................................ 13
      8.3  Annual Reports........................................................ 13
      8.4  Inspection of Records................................................. 13

9.    CONDITIONS OF TRANSFER OF INTEREST......................................... 14
      9.1  Transfer by DEVELOPER................................................. 14
      9.2  Requirements of Transfer.............................................. 14
      9.3  Securities Offerings.................................................. 15
      9.4  Right of First Refusal................................................ 16
      9.5  Death, Disability or Incompetency..................................... 17
      9.6  Written Consent of FRANCHISOR......................................... 17
      9.7  Non-Waiver by FRANCHISOR.............................................. 17
      9.8  Intra-Corporate Non-Controlling Transfer.............................. 17
      9.9  Transfer by FRANCHISOR................................................ 17

10.   DEFAULT AND TERMINATION.................................................... 18
      10.1  No Cure Period....................................................... 18
      10.2  Optional Cure Period................................................. 18
      10.3  Cure Period and Termination.......................................... 19
      10.4  Cross-Default........................................................ 19

11.   OBLIGATIONS UPON TERMINATION............................................... 19

12.   NON-COMPETITION............................................................ 20
      12.1  Covenants Not to Compete............................................. 20
      12.2  Effect of Unenforceability of Covenants.............................. 21
      12.3  Injunctive Relief.................................................... 21

13.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION................................. 21
      13.1  Independent Contractor............................................... 21
      13.2  DEVELOPER Indemnification............................................ 21

14.   NOTICES.................................................................... 22

15.   ENTIRE AGREEMENT........................................................... 23

16.   SEVERABILITY AND CONSTRUCTION; WAIVER;          MISCELLANEOUS.............. 23
      16.1  Severability......................................................... 23
      16.2  No Third Party Benefits.............................................. 23
      16.3  Captions............................................................. 23
      16.4  Gender References.................................................... 23
      16.5  Execution of Agreement............................................... 23

                                TABLE OF CONTENTS

      SECTION                                                                     PAGE
      16.6  Absence of Warranties................................................ 23
      16.7  Anti-Waiver.......................................................... 24
      16.8  Force Majure......................................................... 24

17.   APPLICABLE LAW; JURISDICTION AND VENUE; LIMITATION OF CLAIMS;
      INJUNCTIVE RELIEF; WAIVERS................................................. 24
      17.1  Effect............................................................... 24
      17.2  Governing Law........................................................ 24
      17.3  Limitations of Claims................................................ 24
      17.4  Waiver of Punitive Damages and Jury Trial............................ 25
      17.5  Injunctive Relief.................................................... 25

18.   ACKNOWLEDGEMENTS........................................................... 25

19.   MEDIATION.................................................................. 26

20.   ARBITRATION................................................................ 26

      EXHIBITS

        A     -   FRANCHISE AGREEMENT WITH ATTACHMENTS
        B     -   DEVELOPMENT AREA
        C     -   DEVELOPMENT SCHEDULE
        D     -   PRINCIPAL OWNERS AND OTHER OWNERS
        E     -   GUARANTY AND ASSUMPTION AGREEMENT
        F     -   ADDENDUM TO FRANCHISE AGREEMENT
        G     -   CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT
        H     -   CPR PROCEDURE FOR RESOLUTION OF FRANCHISE DISPUTE

                       AMENDMENT TO DEVELOPMENT AGREEMENT

      Franchisor has delivered to Developer its Uniform Franchise Offering Circular, dated August 15, 1996 (the "UFOC") containing Franchisor's standard form franchise documents, including, without limitation, the Franchise Agreement and the Development Agreement (collectively, the "Franchise Documents"). Franchisor and Developer, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree to modify the Franchise Documents as provided herein. The Franchised Documents for each FRANCHISED STORE developed or operated by Developer shall be operated pursuant to the Franchise Documents, modified as provided by this Amendment. In the event of any conflict, inconsistency or issue of interpretation between any of the terms and conditions of this Amendment and any of the terms and conditions of the Franchise Documents, the terms and conditions of this Amendment shall govern. Without limiting the foregoing, it is agreed that any action or omission by DEVELOPER which constitutes compliance with, or a permissible action or omission by DEVELOPER under either the Franchise Agreement or the Development Agreement, shall be deemed permissible under, or in compliance with, the other. The modifications to the Franchise Documents are as follows:

            1. Section 1.4 of the Development Agreement is revised to add the words "in all material respects" in the second line prior to the words "full compliance". In addition, following the word "FRANCHISOR" in the third line, the words "and affiliates" shall be inserted.

            2. Section 1.5 of the Development Agreement is revised to add the following words to the end of the sentence "as provided in Exhibit C attached hereto". In addition, Sections 1.3 and 1.5 of the Development Agreement are revised to provide that (a) DEVELOPER's obligations are excused in the event FRANCHISOR is declared or adjudicated bankrupt, (b) in the event of a combination by merger or otherwise of Movie Gallery, Inc. (or its successor) with FRANCHISOR's parent, West Coast Entertainment Corporation ("WCEC")(or its successor), DEVELOPER shall have the option for a period of one hundred twenty
(120) days from the date of closing of such transaction to exercise the right to be excused from further development obligations of FRANCHISED STORES under the Development Agreement and, (c) in the event of a commencement of a bankruptcy proceeding by or against FRANCHISOR (or its successor), which is not discharged or otherwise resolved within six (6) months, DEVELOPER's further development obligations under Sections 1.3 and 1.5 are delayed until such time as either a plan of reorganization is approved or as otherwise directed by the bankruptcy court.

            3. The following additional language shall be added at the end of
Section 1.6: "Notwithstanding the foregoing, Section 1.6 of the Development Agreement and Section 1.4 of the Franchise Agreement are revised to permit DEVELOPER to wholesale at the FRANCHISED STORES Video Products for purposes of removing used Video Products (such as those Video Products purchased in bulk by acquisition of inventory) in the ordinary course of its business. Such sales would be subject to the Continuing Royalty Fees and National Marketing Fund payments as set forth in the Development Agreement and the

Franchise Agreement. In addition, promotional activities, including group or cooperative advertising may be broadcast outside the Development Area with the prior consent of FRANCHISOR, which consent shall not unreasonably withheld.

            4. Section 1.8 of the Development Agreement is revised to include proposed purchases of Acquired Video Stores by FRANCHISOR or its affiliates, including, WCEC. In addition, Section 1.8 shall provide that in the event the DEVELOPER exercises its right to purchase the Acquired Video Store, then such FRANCHISED STORE shall be governed by the Franchise Agreement attached as an exhibit to the Development Agreement as modified by the Amendment, as opposed to the then-current Franchise Agreement. Further, Section 1.8 is revised to provide that in the event FRANCHISOR or its affiliates proposes to purchase an Acquired Video Store for the stock of WCEC, in whole or in part, such stock shall be valued for purposes of Section 1.8 as of the closing date of the acquisition of the Acquired Video Store.

            5. Section 1.9.2 of the Development Agreement and Section 1.7 of the Franchise Agreement are revised to delete "five percent (5%)" and insert therein "twenty percent (20%)". In addition, the following sentence shall be added at the end of Section 1.9: "Notwithstanding the foregoing, passive institutional investors shall be excluded from the requirements of this Section 1.9." Additionally, Section 1.9 of the Development Agreement and Section 1.7 of the Franchise Agreement are revised to delete to any reference to spouses, as well as applicable Exhibits.

            6. Section 2 of the Development Agreement is revised to provide the following: Three months prior to the expiration of the Term, as provided herein, FRANCHISOR and DEVELOPER shall negotiate in good faith with respect to any additional Development Agreement. In the event that no subsequent Development Agreement is entered into during this period, then DEVELOPER shall have right of first refusal through May 31, 2000 with respect to any Development deals (that is, multi-unit FRANCHISED STORES agreements) proposed to be entered into by FRANCHISOR and a third party within the Development Area.

            7. Section 3.1.1 of the Franchise Agreement is deleted.

            8. Section 4.1 of the Development Agreement and Section 3.1 of the Franchise Agreement are revised to provide as follows:

                  (a) FRANCHISOR'S approval process with respect to site selection shall be conducted in a reasonable manner;

                  (b) With respect to Leases of FRANCHISED STORES, DEVELOPER shall be required only to use its best efforts to obtain the required lease provisions set forth in Section 4.1.2 of the Development Agreement and Section
3.1.2 of the Franchise Agreement, such provisions being subject to the lessor's reasonable approval.

                  (c) Section 4.1.2.5 shall be revised to provide that FRANCHISOR shall not unreasonably reject any modifications or amendments to the lease, which do not materially affect FRANCHISOR'S rights. FRANCHISOR shall also respond to any request for consents to modifications or amendments within thirty
(30) days of the receipt of such request.

            9. Section 4.8 of the Development Agreement and Section 3.10 of the Franchise Agreement with respect to Approved Suppliers (and Section 3.8 of the Franchise Agreement with respect to Grand Opening) are revised to provide as follows: "Approved Suppliers, as set forth in these referenced sections shall be applicable to Proprietary Supplies, and equipment, fixtures, furnishings and signs with respect to buildouts of FRANCHISED STORES that conform with FRANCHISOR'S then-current buildout package. With respect to Video Products and Accessories, DEVELOPER does not need to seek prior approval from FRANCHISOR with respect to its suppliers, but FRANCHISOR expressly reserves the right to inquire as to all of DEVELOPER's suppliers and to reasonably object to any of DEVELOPER's suppliers, if such suppliers fail to meet FRANCHISOR'S reasonable specifications.

            10. Section 4.5 of the Development Agreement and Section 3.4 of the Franchise Agreement are revised to provide that DEVELOPER's existing FRANCHISED STORES managers need not attend the FRANCHISOR'S Initial Training Program. All new managers, however, shall be required to attend such Program as provided in these referenced sections. In addition, in the event that there are material system changes with respect to FRANCHISOR'S System, then DEVELOPER and each of its key managers shall attend and complete to FRANCHISOR'S satisfaction a training program with respect to such System changes. With respect to training, the maximum that shall be charged by FRANCHISOR as a training fee to DEVELOPER shall be $200.00 per day, with a five (5) day maximum at $1,000.00 per person.

            11. Section 4.6 of the Development Agreement and Section 3.5 of the Franchise Agreement shall be revised to insert the word "material" before the word "conformity".

            12. Section 3.6.2 of the Franchise Agreement is revised to provide that any upgrading requirement shall not occur more than once every three years.

            13. Section 3.6.3 of the Franchise Agreement is revised to state as follows: "Notwithstanding the foregoing, FRANCHISEE may use UBS Software with respect to operation of the FRANCHISED STORE. It is understood and agreed by and between FRANCHISOR and DEVELOPER that this revision to the Franchise Agreement shall apply to all FRANCHISED STORES. Moreover, in the event that DEVELOPER wishes to utilize any other software, other than UBS, such software must be approved by FRANCHISOR prior to use in any of the FRANCHISED STORES.

            14. Section 3.6.4 of the Franchise Agreement is revised to add the following sentence after the first full sentence: "The requirement with respect to implementation of the system shall be imposed reasonably by FRANCHISOR, both with respect to expense and with respect to the frequency of the request."

            15. Section 3.9.1 of the Franchise Agreement is revised to add the word "material" before the word "compliance" in the fifth line of this section.

            16. Section 3.9.2 of the Franchise Agreement is revised to add the word "reasonably" before the word "prescribe".

            17. Section 3.9.3 of the Franchise Agreement is revised to add the following: "Provided that FRANCHISED STORE has been reasonably maintained as provided herein, such changes as requested by FRANCHISOR, as provided in this
Section 3.9.3 shall not be over and above $10,000.00 per FRANCHISED STORE in any year during the Term of the Franchise Agreement.

            18. Section 3.9.4.3 of the Franchise Agreement is revised to add the following language at the end of such section: "(other than a reasonable time to liquidate such items);".

            19. Section 3.9.4.6 of the Franchise Agreement is revised to add the following language at the end of the section: "(other than a reasonable time to liquidate such items);".

            20. Section 3.9.4.7 of the Franchise Agreement is revised to add the following language at the beginning of the section: "Offer for sale or".

            21. Section 4.9 of the Development Agreement and Section 3.13 of the Franchise Agreement are revised to delete the following: "and their respective officers, directors, shareholders and employees" and to add "as an additional insured FRANCHISOR'S parent, West Coast Entertainment Corporation". In addition, such sections shall be revised to add the following: "Notwithstanding the foregoing, such insurance policies shall be those that are reasonably commercially available to DEVELOPER with respect to the FRANCHISED STORES, as required under the Franchise Agreement.

            22. Section 5.1 of the Franchise Agreement is revised to provide that the Initial Franchise Fee shall be $1,000.00.

            23. Section 5.2 of the Development Agreement and Sections 5.3 and
7.3 of the Franchise Agreement are revised to provide the DEVELOPER's continuing monthly National Marketing Fund payments with respect to each of the FRANCHISED STORES shall be one (1%) percent of "Gross Revenues" with respect to each of the FRANCHISED STORES, not two (2%) percent.

            24. Section 5.4 of the Franchise Agreement is revised to add the following provision: Accrued late fees for tape rentals shall not be considered sales on credit, but rather "Gross Revenue" upon receipt by FRANCHISEE.

            25. Section 5.5 of the Franchise Agreement is revised to provide that the interest on overdue amounts shall be "the lesser of either the rate of twelve (12%) percent per annum or the maximum rate permitted by law".

            26. Section 6.4 of the Development Agreement and Section 6.4 of the Franchise Agreement are revised to provide that FRANCHISEE may, however, utilize the Proprietary Mark, West Coast Video(R) for purposes of a d/b/a, pursuant to local law.

            27. Section 6.5 of the Development Agreement is revised to provide that FRANCHISOR'S obligation to defend will be so long as DEVELOPER is in compliance with the Franchise Agreement and Addenda thereto. Assuming such compliance, FRANCHISEE'S cooperation with respect to the litigation will be at FRANCHISOR'S expense.

            28. The following language shall be added to the beginning of
Section 6.7.4 of the Franchise Agreement: "Except as may be otherwise agreed between FRANCHISOR and FRANCHISEE with respect to the sale of the FRANCHISED STORE,".

            29. Section 7.1 of the Franchise Agreement, in the second line, shall be revised to delete the reference to "forty-five (45) days" and to insert therein "twenty (20) days". In addition, FRANCHISOR'S restrictions of use of the Proprietary Marks in any advertising medium shall be conducted in a reasonable manner.

            30. Section 7.2 of the Franchise Agreement with respect to FRANCHISEE'S cooperation in securing photographs shall be "at FRANCHISOR'S expense" and FRANCHISEE'S efforts to obtain consent shall be "best efforts".

            31. Section 7.4 of the Franchise Agreement is revised to add the following: "FRANCHISOR and DEVELOPER agree that DEVELOPER's FRANCHISED STORES in New Hampshire and Maine shall not be required to join a Cooperative in Massachusetts or outside of the Development Area and that DEVELOPER's stores in Massachusetts shall be included in any Cooperative reasonably requested by FRANCHISOR."

            32. Section 8.1.3 of the Franchise Agreement shall be revised to add the words "which are sent to FRANCHISEE" following the word "notices".

            33. Section 8.1.6 of the Franchise Agreement, at page 24, on the third line, shall be revised to add the word "material" prior to the word "accordance".

            34. Section 8.2 of the Franchise Agreement is revised to insert the word "confidential" prior to the word "knowledge" and the words "know how".

            35. Section 8.3 of the Franchise Agreement is revised at the end of the first sentence to add the following: "(which is not publicly known or available)". In addition, in the second sentence of Section 8.3, the word "confidential" shall be inserted prior to the word "information".

            36. Section 8.4 of the Franchise Agreement is revised to provide that passive institutional investors need not sign Confidentiality Agreements.

            37. Section 8.4 of the Development Agreement is revised to provide that DEVELOPER is not required to pay FRANCHISOR'S inspection or audit expenses, if DEVELOPER's violation of the Franchise Agreement is unrelated to DEVELOPER's payment obligations and such violation is not willful and material. In addition, DEVELOPER's reimbursement obligations in Section 8.4 are limited to FRANCHISOR's reasonable costs and expenses.

            38. Section 9.1 of the Franchise Agreement is revised to add the following words at the end of such section: "in accordance with this Agreement".

            39. Section 10.2.7 of the Franchise Agreement is deleted.

            40. Section 9 of the Development Agreement and, to the extent if applicable, Section 10 of the Franchise Agreement are revised as follows:

                  (a) Section 9.1.2 of the Development Agreement is revised to insert the word "substantial" prior to the word "portion";

                  (b) Section 9.2.3 of the Development Agreement is revised to add the word "then" prior to the word "owed";

                  (c) Section 9.2.4 of the Development Agreement is revised to add the words "upon reasonable terms" following the word "release";

                  (d) Section 9.3 of the Development Agreement is revised to provide that FRANCHISOR'S review, approval and consent of any offering by DEVELOPER shall be limited solely to the subject of the relationship between DEVELOPER and FRANCHISOR. Moreover, the indemnification requirement set forth in
Section 9.3 shall be limited to DEVELOPER. In addition, Section 9.3 is revised to provide that DEVELOPER shall pay to FRANCHISOR its reasonable cost and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Finally, Section 9.3 is revised to provide that DEVELOPER shall give FRANCHISOR written notice of at least "thirty
(30)" and not "ninety (90)" days written notice with respect to the proposed commencement of any offering.

                  (e) Section 9.5 of the Development Agreement is revised to delete the words "not to exceed nine (9) months".

                  (f) Section 9.6 of the Development Agreement is revised to add the words "to the extent required hereunder" after the word "FRANCHISOR".

                  (g) Section 9.8 of the Development Agreement is revised to provide that permitted intra-corporate transfers of will not be limited to inter-vivos transfers, but will also include any transfers among the Principal Owners of DEVELOPER which occur by reason of the death or disability of one of the Principal Owners and transfers upon the death of a Principal Owner to his estate or a trust for the benefit of his immediate family provided that the interests, when transferred, are without voting rights except as required by applicable law, or pursuant to any buy/sell agreements between the Principal Owners of DEVELOPER, or as otherwise agreed between them. Section 9.8 shall supercede the provisions of Section 9.5, in the event of any inconsistencies between such sections.

                  (h) There shall be a new Section 9.10 of the Development Agreement which shall state as follows:

                        "Notwithstanding anything herein to the contrary in
Section 9, DEVELOPER may transfer, up to thirty (30%) percent of the Ownership Interests in DEVELOPER (as such term is defined in Section 1.9 of the Development Agreement) to outside investors or other entities (such as passive institutional investors) and pledge, collateralize, mortgage or otherwise encumber the assets of DEVELOPER in the ordinary course of obtaining financing from banks or other institutional lenders, without triggering the terms and conditions applicable to transfers set forth in Section 9 of the Development Agreement; provided that such transfers will not be made to either competitors of FRANCHISOR or any of its affiliates or to unacceptable parties, who for business reasons, as reasonably determined by the Board of Directors of FRANCHISOR, are not acceptable to FRANCHISOR as transferees. In addition, any such transfer shall not operate to transfer a controlling interest in DEVELOPER to any person who is currently not a member of DEVELOPER with respect to DEVELOPER. "Controlling Interest" is defined as such percentage of the membership interests of DEVELOPER as shall permit determination of the outcome on any issue or shall grant any person, group, combination or entity (that is, other than a member of DEVELOPER as of the date hereof) from blocking voting control on any issue or exercising any veto power.

            41. Section 11 of the Franchise Agreement with respect to rights of first refusal is superseded by the Option Agreement to be executed between DEVELOPER and FRANCHISOR'S parent, West Coast Entertainment Corporation.

            42. Section 10.2.5 of the Development Agreement is revised to insert the word "material" before the word "judgement".

            43. Section 10.2.6 of the Development Agreement is revised to insert the word "material" before the word "suit", the first time such word appears.

            44. Section 10.2.7 of the Development Agreement is revised by adding the following words as the beginning of such section: "Except as provided in
Section 16.8,".

            45. Section 12.2.12 of the Franchise Agreement is revised to delete the words: "or to submit required reports on the specified due dates", to add the words "within ten (10) days of the due date" following the words "timely payments" and to add the word "intentionally" after the word "underreports".

            46. Section 12.2.6 of the Franchise Agreement is revised to add the word "material" before the word "mortgage".

            47. Section 12.2.13 of the Franchise Agreement is revised to add the words "without fault or delay on the part of FRANCHISOR" following the word "fails".

            48. Section 10.4 of the Development Agreement is revised to provide that a failure to comply with Exhibit C of the Development Agreement will not trigger FRANCHISOR'S right to terminate the Franchise Agreement and any Addenda thereto with respect to each of the FRANCHISED STORES.

            49. Section 11.2 of the Development Agreement is revised to delete the payment of FRANCHISOR'S attorneys' fees.

            50. Section 13.1.6 of the Franchise Agreement is revised to add the following words at the end of the Section: "and FRANCHISOR should assume all prospective obligations to the telephone company when such number is transferred".

            51. Section 13.2 of the Franchise Agreement is deleted.

            52. Section 12 of the Development Agreement and Section 14 of the Franchise Agreement are revised to delete any references to DEVELOPER or FRANCHISEE having no prior experience in the retail video industry. In addition, passive institutional investors need not sign the non-competition provisions in either the Development Agreement or Franchise Agreement. It is understood and agreed between DEVELOPER and FRANCHISOR, however, that Daniel, Robert and Michael Hubbard will execute the Confidentiality and Restrictive Covenant Agreement set forth as Exhibit G to the Development Agreement.

            53. Section 14.1.2.3 of the Franchise Agreement is revised to add the word "knowingly" at the start of such Section.

            54. There shall be added a new Section 12.4 of the Development Agreement and Section 14.4 of the Franchise Agreement which shall state as follows:

                  "Notwithstanding anything herein to the contrary, the non-competition provisions set forth in this Agreement shall not be applicable in the event that FRANCHISOR has been adjudged by a court having competent jurisdiction over the matter, after all periods of appeal have expired, to have unlawfully terminated the Development Agreement.

            55. The following sentence should be added to Section 13.2 of the Development Agreement: "FRANCHISOR'S losses as referred to in here are those which derive from DEVELOPER's indemnification obligations hereunder.

            56. Section 17.5 of the Development Agreement is revised to delete subsection "(ii)" and to delete all words following "injunctive relief" in the last sentence of Section 17.5.

            57. Section 15.2 of the Franchise Agreement is revised to provide that indemnification shall not include any "lost profits" of the FRANCHISOR in the absence of negligence or gross or willful misconduct on the part of the DEVELOPER. In addition, any settlement to be entered into by FRANCHISOR shall be with FRANCHISEE'S consent, which shall not be unreasonably withheld.


                                    HB ASSOCIATES, L.L.C

                                    By:  __________________________
                                    Name: _________________________
                                    Title: ________________________

                                    WEST COAST FRANCHISING COMPANY

                                    By:  __________________________
                                    Name: _________________________
                                    Title: ________________________